                                 EXHIBIT 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION

                                      Among

                         WESTERN MICRO TECHNOLOGY, INC.,

                            INTERNATIONAL PARTS, INC.

                             AND THE SHAREHOLDERS OF

                            INTERNATIONAL PARTS, INC.


                                November 18, 1995

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----
ARTICLE 1 DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.1  Certain Definitions   . . . . . . . . . . . . . . . . . . . . . . .  1
     1.2  Other Definitions   . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE 2 CLOSING   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     2.1  Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     2.2  The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     2.3  Effect of the Merger  . . . . . . . . . . . . . . . . . . . . . . .  2
     2.4  Consummation of the Merger  . . . . . . . . . . . . . . . . . . . .  2
     2.5  Conversion of Securities  . . . . . . . . . . . . . . . . . . . . .  3
     2.6  Taking of Necessary Action; Further Action  . . . . . . . . . . . .  3
     2.7  Escrow of Shares  . . . . . . . . . . . . . . . . . . . . . . . . .  3
     2.8  Delivery of Certificates  . . . . . . . . . . . . . . . . . . . . .  3
     2.9  Tax Treatment   . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     2.10 Earn-Out  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF IPI AND THE IPI SHAREHOLDERS  . .  4
     3.1  Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     3.2  Capital Structure   . . . . . . . . . . . . . . . . . . . . . . . .  4
     3.3  Obligations With Respect to Capital Stock   . . . . . . . . . . . .  5
     3.4  Equity Investments  . . . . . . . . . . . . . . . . . . . . . . . .  5
     3.5  Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
     3.6  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . .  5
     3.7  Business Changes  . . . . . . . . . . . . . . . . . . . . . . . . .  6
     3.8  Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     3.9  Accounts Receivable; Notes Receivable   . . . . . . . . . . . . . .  9
     3.10 Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     3.11 Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     3.12 Compliance with Law   . . . . . . . . . . . . . . . . . . . . . .   10
     3.13 Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     3.14 Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     3.15 No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     3.16 Business and Customers  . . . . . . . . . . . . . . . . . . . . .   11
     3.17 Inventories   . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     3.18 Proprietary Rights  . . . . . . . . . . . . . . . . . . . . . . .   12
     3.19 Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
     3.20 Bank Accounts   . . . . . . . . . . . . . . . . . . . . . . . . .   13
     3.21 Brokers or Finders  . . . . . . . . . . . . . . . . . . . . . . .   13
     3.22 Related Parties   . . . . . . . . . . . . . . . . . . . . . . . .   13
     3.23 Certain Advances  . . . . . . . . . . . . . . . . . . . . . . . .   14
     3.24 Union Activities  . . . . . . . . . . . . . . . . . . . . . . . .   14

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                                                                            Page
                                                                            ----
     3.25 ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
     3.26 Underlying Documents  . . . . . . . . . . . . . . . . . . . . . .   14
     3.27 Full Disclosure   . . . . . . . . . . . . . . . . . . . . . . . .   14
     3.28 Compliance with MIR and DOU Agreements  . . . . . . . . . . . . .   14
     3.29 Accounts Payable  . . . . . . . . . . . . . . . . . . . . . . . .   15
     3.30 Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . .   15

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF WMT   . . . . . . . . . . . . .   15
     4.1  Organization  . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     4.2  Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     4.3  Capital Structure   . . . . . . . . . . . . . . . . . . . . . . .   16
     4.4  Financial Statements  . . . . . . . . . . . . . . . . . . . . . .   16
     4.5  SEC Documents   . . . . . . . . . . . . . . . . . . . . . . . . .   17
     4.6  Information Supplied  . . . . . . . . . . . . . . . . . . . . . .   17
     4.7  No Conflict   . . . . . . . . . . . . . . . . . . . . . . . . . .   17
     4.8  Shares of Common Stock  . . . . . . . . . . . . . . . . . . . . .   17
     4.9  Brokers or Finders  . . . . . . . . . . . . . . . . . . . . . . .   17
     4.10 Business Changes  . . . . . . . . . . . . . . . . . . . . . . . .   18
     4.11 Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     4.12 Compliance with Law   . . . . . . . . . . . . . . . . . . . . . .   18
     4.13 Full Disclosure   . . . . . . . . . . . . . . . . . . . . . . . .   18
     4.14 Rule 144  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

ARTICLE 5 COVENANTS RELATING TO CONDUCT OF BUSINESS   . . . . . . . . . . .   19
     5.1  Conduct of Business in Normal Course  . . . . . . . . . . . . . .   19
     5.2  Preservation of Business and Relationships  . . . . . . . . . . .   19
     5.3  Maintenance of Insurance  . . . . . . . . . . . . . . . . . . . .   19
     5.4  Employees and Compensation  . . . . . . . . . . . . . . . . . . .   19
     5.5  Dividends; Changes in Stock   . . . . . . . . . . . . . . . . . .   19
     5.6  Issuance of Securities  . . . . . . . . . . . . . . . . . . . . .   20
     5.7  Governing Documents   . . . . . . . . . . . . . . . . . . . . . .   20
     5.8  No Other Bids   . . . . . . . . . . . . . . . . . . . . . . . . .   20
     5.9  No Acquisitions   . . . . . . . . . . . . . . . . . . . . . . . .   20
     5.10 No Dispositions   . . . . . . . . . . . . . . . . . . . . . . . .   20
     5.11 Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . .   20
     5.12 Spin-Off  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

ARTICLE 6 ADDITIONAL AGREEMENTS   . . . . . . . . . . . . . . . . . . . . .   21
     6.1  Access to Information   . . . . . . . . . . . . . . . . . . . . .   21
     6.2  Legal Conditions  . . . . . . . . . . . . . . . . . . . . . . . .   21
     6.3  3(a)(10) Fairness Hearing   . . . . . . . . . . . . . . . . . . .   21
     6.4  Good Faith  . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
     6.5  WMT Governing Documents   . . . . . . . . . . . . . . . . . . . .   22

                                                                            Page
                                                                            ----
     6.6  IPI Corporate Tax Returns   . . . . . . . . . . . . . . . . . . .   22
     6.7  Lock-up   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
     6.8  Current Available Information   . . . . . . . . . . . . . . . . .   22
     6.9  Limited Resales   . . . . . . . . . . . . . . . . . . . . . . . .   22
     6.10 Legend; Stop Transfer Instructions . . . . . . . . . . . . . . .   23
     6.11 Facilities  . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     6.12 Use of Names  . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     6.13 WMT as Exclusive Supplier   . . . . . . . . . . . . . . . . . . .   23
     6.14 Monthly Reports   . . . . . . . . . . . . . . . . . . . . . . . .   23
     6.15 Restrictions on Sales   . . . . . . . . . . . . . . . . . . . . .   24
     6.16 San Antonio Office  . . . . . . . . . . . . . . . . . . . . . . .   24

ARTICLE 7 CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . .   24
     7.1  Conditions to Obligations of WMT and IPI  . . . . . . . . . . . .   24
          (a)   Government Approvals  . . . . . . . . . . . . . . . . . . .   24
          (b)   Shareholder Approval  . . . . . . . . . . . . . . . . . . .   24
          (c)   Third-Party Approvals . . . . . . . . . . . . . . . . . . .   24
          (d)   Legal Action  . . . . . . . . . . . . . . . . . . . . . . .   24
          (e)   Securities Laws . . . . . . . . . . . . . . . . . . . . . .   24
          (f)   Due Diligence . . . . . . . . . . . . . . . . . . . . . . .   25
     7.2  Conditions to Obligations of WMT  . . . . . . . . . . . . . . . .   25
          (a)   Representations and Warranties  . . . . . . . . . . . . . .   25
          (b)   Performance of Obligations  . . . . . . . . . . . . . . . .   25
          (c)   Opinion of IPI's Counsel  . . . . . . . . . . . . . . . . .   25
          (f)   October 31, 1995 Financial Statements . . . . . . . . . . .   25
          (g)   No Material Adverse Change  . . . . . . . . . . . . . . . .   26
          (h)   Non-Compete Arrangements  . . . . . . . . . . . . . . . . .   26
          (l)   Escrow Agreement. . . . . . . . . . . . . . . . . . . . . .   26
          (m)   Spin-Off  . . . . . . . . . . . . . . . . . . . . . . . . .   26
          (n)   Further Assurances and Indemnification Agreement  . . . . .   26
     7.3  Conditions to Obligations of the IPI Parties  . . . . . . . . . .   26
          (a)   Representations and Warranties  . . . . . . . . . . . . . .   26
          (b)   Performance of Obligations of WMT . . . . . . . . . . . . .   26
          (c)   Opinion of WMT's Counsel  . . . . . . . . . . . . . . . . .   27
          (d)   No Material Adverse Change  . . . . . . . . . . . . . . . .   27
          (e)   Nasdaq Listing Application. . . . . . . . . . . . . . . . .   27
          (f)   Escrow Agreement. . . . . . . . . . . . . . . . . . . . . .   27
     7.4  Best Efforts  . . . . . . . . . . . . . . . . . . . . . . . . . .   27

ARTICLE 8 INDEMNIFICATION AND ESCROW  . . . . . . . . . . . . . . . . . . .   27
     8.1  Indemnification by IPI and the IPI Shareholders   . . . . . . . .   27
     8.2  Escrow Fund   . . . . . . . . . . . . . . . . . . . . . . . . . .   28
     8.3  Escrow Period   . . . . . . . . . . . . . . . . . . . . . . . . .   29

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                                                                            Page
                                                                            ----
     8.4  Protection of Escrow Fund   . . . . . . . . . . . . . . . . . . .   29
     8.5  Distributions; Voting   . . . . . . . . . . . . . . . . . . . . .   29
     8.6  Claims Upon Escrow Fund   . . . . . . . . . . . . . . . . . . . .   29
     8.7  Objections to Claims  . . . . . . . . . . . . . . . . . . . . . .   30
     8.8  Resolution of Conflicts; Arbitration  . . . . . . . . . . . . . .   30
     8.9  Distribution upon Termination of Escrow Period  . . . . . . . . .   31
     8.10 Escrow Agent's Duties   . . . . . . . . . . . . . . . . . . . . .   31
     8.11 Indemnification by WMT  . . . . . . . . . . . . . . . . . . . . .   31
     8.12 Indemnification Procedure   . . . . . . . . . . . . . . . . . . .   32

ARTICLE 9 PAYMENT OF EXPENSES   . . . . . . . . . . . . . . . . . . . . . .   33

ARTICLE 10 TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . . . . .        33
     10.1 Termination   . . . . . . . . . . . . . . . . . . . . . . . . . .   33
     10.2 Effect of Termination   . . . . . . . . . . . . . . . . . . . . .   34
     10.3 Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
     10.4 Extension; Waiver   . . . . . . . . . . . . . . . . . . . . . . .   34

ARTICLE 11 GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . .        34
     11.1 Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
     11.2 Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
     11.3 Entire Understanding  . . . . . . . . . . . . . . . . . . . . . .   36
     11.4 Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . .   36
     11.5 Binding Nature  . . . . . . . . . . . . . . . . . . . . . . . . .   36
     11.6 Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . .   36

Exhibits
--------

Exhibit A         IPI and the IPI Shareholders' Disclosure Schedule
Exhibit 7.2(c)    Opinion of IPI's Counsel
Exhibit 7.2(g)    Covenant Not to Compete
Exhibit 7.2(n)    Further Assurances and Indemnification Agreement
Exhibit 7.3(c)    Opinion of WMT's Counsel
Exhibit 8.2       Escrow Agreement


                                    Schedules
                                    ---------

Schedule 2.10     IPI Customers and Sales Staff
Schedule 3.2      IPI Shareholders
Schedule 3.8      Properties and Fixed Assets
Schedule 3.9      Accounts Receivable; Notes Receivable
Schedule 3.11     Compensation
Schedule 3.14     Contracts
Schedule 3.16     Customers
Schedule 3.17     Inventory
Schedule 3.18     Proprietary Rights
Schedule 3.19     Insurance
Schedule 3.20     Bank Accounts
Schedule 3.25     ERISA
Schedule 3.29     Accounts Payable
Schedule 3.30     Liabilities
Schedule 5.2      IRAs

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------


     THIS AGREEMENT AND PLAN OF REORGANIZATION, made and entered into as of the 18th day of November, 1995 by and among WESTERN MICRO TECHNOLOGY, INC., a
                                        ------------------------------
California corporation ("WMT"), INTERNATIONAL PARTS, INC., a Texas corporation
                                -------------------------
doing business as IPI*GrammTech ("IPI"), and DEBORAH F. WALTERS, DAVID G.
                                             ------------------  --------
WIEDERANDERS and DANA A. POOLE (the "IPI Shareholders," and when referred to
------------     -------------
herein together with IPI, the "IPI Parties"),

                              W I T N E S S E T H:

     WHEREAS, the IPI Shareholders are the holders of all of the outstanding shares (the "Shares") of common stock ("IPI Common") of IPI; and

     WHEREAS, IPI has certain businesses that WMT does not wish to acquire; and

     WHEREAS, IPI is transferring those businesses which WMT does not wish to acquire to a wholly-owned subsidiary of IPI, IPI*GrammTech, Inc., and the stock of IPI*GrammTech, Inc. is being distributed to the IPI Shareholders prior to consummation of the transaction described in this Agreement and Plan of Reorganization; and

     WHEREAS, the IPI Shareholders desire to exchange all of the Shares of IPI in exchange for shares of common stock of WMT ("WMT Common") in accordance with the terms hereof;

     NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants herein contained, WMT and the IPI Share-holders agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

     1.1  Certain Definitions.  The terms defined in this Section 1.1 shall, for
          -------------------
all purposes of this Agreement, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:

         (a)  "SEC" shall mean the Securities and Exchange Commission.

         (b) "Subsidiary" means a corporation whose voting securities are owned directly or indirectly by the "parent" corporation in such amounts as are sufficient to elect at least a majority of the Board of Directors.

     1.2  Other Definitions.  In addition to the terms defined in Section 1.1,
          -----------------
certain other terms are defined elsewhere in this Agreement, and, whenever such terms are used in this Agreement, they shall have their respective defined meanings, unless the context expressly or by necessary implication otherwise requires.


                                    ARTICLE 2

                                     CLOSING
                                     -------

     2.1  Closing Date.  The Closing under this Agreement (the "Closing") shall
          ------------
be held not more than two (2) business days following the satisfaction of all conditions specified in this Agreement, unless duly waived by the party entitled to satisfaction thereof. In any event, if the Closing has not occurred on or before December 1, 1995, this Agreement may be terminated as provided in Section 10.1(c). Such date on which the Closing is to be held is herein referred to as the "Closing Date." The Closing shall be held at the offices of Pillsbury Madison & Sutro, 2700 Sand Hill Road, Menlo Park, California, at 10:00 A.M. on such date, or at such other time and place as WMT and IPI may agree upon in writing. The Closing may be accomplished by exchange of counterparts signed by the parties.

     2.2  The Merger.  At the Effective Time (as defined in Section 2.4 hereof),
          ----------
in accordance with the Agreement of Merger and the General Corporation Law of the State of California ("California Law"), IPI shall be merged with and into WMT (the "Merger"), the separate existence of IPI (except as may be continued by operation of law) shall cease, and WMT shall continue as the surviving corporation under the corporate name it possesses immediately prior to the Effective Time. (WMT is sometimes hereinafter referred to as the "Surviving Corporation.")

     2.3  Effect of the Merger.  The Surviving Corporation shall possess all the
          --------------------
rights, powers, franchises and authority, both public and private, and be subject to all the restrictions, disabilities and duties, of IPI and WMT (the "Constituent Corporations"); shall be vested with all assets and property, real, personal and mixed, and every interest therein, wherever located, belonging to each of the Constituent Corporations; and shall be liable for all the obligations and liabilities of each of the Constituent Corporations, all with the effect set forth in California Law.

     2.4  Consummation of the Merger.  As soon as practicable after the Closing,
          --------------------------
the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of the State of California the Agreement of Merger and with the Secretary of State of the State of Texas the requisite documents (the time of such filing being the "Effective Time").

     The Articles and Bylaws of WMT, as in effect immediately prior to the Effective Time, shall be the Articles and Bylaws of the Surviving corporation and thereafter shall continue to be its Articles and Bylaws (until amended as provided therein and under California law).

     2.5  Conversion of Securities.  At the Effective Time, by virtue of the
          ------------------------
Merger and without any action on the part of IPI or the IPI Shareholders, the IPI Shareholders shall receive pro rata, in exchange for their shares of IPI Common, an aggregate of 300,000 shares of newly issued WMT Common, so long as the average closing price of WMT Common during the ten (10) day trading period ending on the second day prior to the Closing Date is not less than $5.00 nor more than $6.00 (the "Collar"). If the average closing price is not within the Collar, the IPI Shareholders shall receive the number of shares of WMT Common equal to $1,600,000, divided by the WMT average closing price; provided that in no event will WMT issue more than 10% of its currently outstanding stock in exchange for the outstanding shares of IPI Common. No fractional shares shall be issued by WMT in the Merger.

     2.6  Taking of Necessary Action; Further Action.  WMT and IPI shall take
          ------------------------------------------
all such lawful action as may be necessary or appropriate in order to effectuate the Merger. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of the Constituent Corporations, the officers and directors of such corporation are fully autho-rized in the name of their corporation or otherwise to take, and shall take, all such lawful and necessary action.

     2.7  Escrow of Shares.  The IPI shareholders agree that 10% of the WMT
          ----------------
Common issued to the IPI Shareholders under Section 2.5 will be placed in escrow, as described in Article 8 hereto, as security for indemnification as provided in Article 8 until August 15, 1996. On such date WMT shall instruct the Escrow Agent to promptly deliver the escrowed share certificates to the IPI Shareholders.

     2.8  Delivery of Certificates.  At the Closing, the IPI Shareholders shall
          ------------------------
deliver to WMT the certificates representing all of the issued and outstanding IPI Shares, together with duly executed stock powers, and WMT shall deliver to each of the IPI Shareholders the number of shares of WMT Common provided for pursuant to 2.5 hereof.

     2.9  Tax Treatment.  The parties intend that the purchase and sale of the
          -------------
shares will be a reorganization within the meaning of section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     2.10  Earn-Out.  On a pro rata basis, the IPI Shareholders shall receive an
           --------
earn-out payment equal to thirty percent (30%) of the gross profit dollars generated in excess of $1,674,200 gross profit dollars on (i) sales to the IPI Customers identified in SCHEDULE 2.10 in the years ended December 31, 1996, and December 31, 1997, and (ii) sales by the IPI Sales Staff identified in SCHEDULE
2.10 in the years ended December 31, 1996, and December 31, 1997. For purposes of this Section 2.10, gross profit is defined as the difference between a product's cost and its sales price; a product's cost shall be adjusted and reduced for rebates, special manufacturer's programs, or promotional discounts, but not adjusted for freight or shipping charges. Gross profit dollars shall not include market development funds or co-op funds from vendors. Earn-out amounts will be calculated on a quarterly basis, based on gross profit in excess of $418,550 per calendar quarter beginning with the calendar quarter ending March 31, 1996. Earn-out amounts will be paid in WMT Common quarterly, forty-five (45) days after the end of each calendar quarter. The value of the WMT Common will be calculated based on the ten day simple average of the closing prices of WMT Common in the ten trading days preceding the payment date. IPI Shareholders will be entitled to reasonable rights to audit the earn-out rights. If the IPI Shareholders and WMT cannot agree on the appropriate earn-out amounts, the parties shall choose a nationally recognized accounting firm who shall calculate the amount in accordance herewith. The decision of such accountants shall be conclusive and binding on both parties. The right to receive earn-out shares shall not be assignable by the IPI Shareholders. The aggregate amount of all shares issued for earn-out amounts shall not exceed the number of shares issued at Closing (including the shares placed in escrow).


                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF IPI AND
                    -----------------------------------------
                              THE IPI SHAREHOLDERS
                              --------------------

     Except as otherwise set forth in the disclosure schedule attached hereto as EXHIBIT A (the "Disclosure Schedule") or in any document expressly referenced in the Disclosure Schedule, IPI and each of the IPI Shareholders represent and warrant to WMT as of the date hereof as follows:

     3.1  Organization.  IPI is a corporation duly organized, validly existing
          ------------
and in good standing under the laws of the State of Texas, and is not required to be qualified in any other jurisdiction except where the failure to be so qualified will not have a material adverse effect on IPI and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     3.2  Capital Structure.  The authorized capital stock of IPI consists of
          -----------------
1,000,000 shares of Common Stock, par value $1.00 per share, and no shares of Preferred Stock. As of the date hereof and as of the Closing Date, 1,000 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding. SCHEDULE 3.2 sets forth a true and complete list of holders of IPI Common showing the number of shares held by each such shareholder. Each IPI Shareholder has good and valid title to his or her shares free and clear of all liens and encumbrances.

     All of the outstanding IPI Common was issued in compliance with applicable federal and state securities laws and regulations. All of the outstanding shares of IPI Common are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, IPI's Articles of Incorporation or Bylaws or any agreement to which IPI or an IPI Shareholder is a party.

     3.3  Obligations With Respect to Capital Stock.  There are no options,
          -----------------------------------------
warrants, calls, rights, commitments or agreements of any character to which IPI is a party or by which it is bound obligating IPI to issue any shares of capital stock of IPI or obligating IPI to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no voting trusts, proxies or other agreements with respect to the shares of capital stock of IPI.

     3.4  Equity Investments.  IPI does not own any equity stock or interest,
          ------------------
directly or indirectly, in any corporation, partnership, joint venture, firm or other entity. IPI has no subsidiaries, except IPI*GrammTech, Inc., a Texas corporation, all of the outstanding stock of which will be distributed to the IPI Shareholders prior to Closing.

     3.5  Authority.  IPI and each IPI Shareholder has all requisite corporate
          ---------
power and authority to enter into this Agreement and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of IPI. This Agreement has been duly executed and delivered by IPI and the IPI Shareholders, and constitutes the valid and binding obligation of IPI and the IPI Shareholders, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. Provided the conditions set forth in Article 7 are satisfied, the execution and delivery of this Agreement do not or will not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under
(a) any provision of the Articles of Incorporation or Bylaws of IPI or (b) any material agreement or instrument, permit, franchise, license, judgment or order, applicable to IPI or the IPI Shareholders or their respective properties or assets.

     No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority (a "Governmental Entity"), is required by or with respect to IPI or the IPI Shareholders in connection with the execution and delivery of this Agreement by IPI or the IPI Shareholders or the consummation by IPI or the IPI Shareholders of the transactions contemplated hereby or thereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country.

     3.6  Financial Statements.  IPI has furnished to WMT its audited statement
          --------------------
of income and retained earnings and statement of cash flows for the calendar years ended, and balance sheets at, December 31, 1992, 1993 and 1994, and its unaudited interim statement of income and retained earnings for the period ended, and balance sheet at, October 31, 1995. IPI has also furnished to WMT unaudited pro forma financial statements for the calendar year ended, and at, December 31, 1994 and for the nine (9) months ended, and at, September 30, 1995, reflecting only IPI's commercial division. All IPI assets and liabilities shall be contributed to IPI*GrammTech, Inc. and spun-off to the IPI Shareholders prior to the Closing (the "Spin-Off"), with the exception of those assets and liabilities set forth on Exhibit 2.02 to that certain Internal Reorganization Plan, by and between IPI and IPI*GrammTech, Inc., dated as of November 14, 1995 (the "Internal Reorganization Plan"), which shall remain with IPI and be reflected in the Closing Balance Sheet. At Closing IPI shall deliver to WMT a balance sheet (the "Closing Balance Sheet") dated as of the Closing Date and statement of income and retained earnings for the period ended as of the Closing Date. The balance sheet at October 31, 1995 is hereinafter referred to as the "October Balance Sheet," and all such financial statements are hereinafter referred to collectively as the "IPI Financial Statements." The IPI Financial Statements have been and will be complete, true and accurate in all material respects and, except for any interim financial statements, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved, and are and will be in accordance with IPI's books and records, and fairly present the financial position of IPI and the results of its operations as of the date and for the periods indicated thereon, subject in the case of the unaudited portion of the IPI Financial Statements to normal year-end audit adjustments which will not be material and the absence of footnote disclosures. At the date of the October Balance Sheet (the "October Balance Sheet Date") and as of the Closing Date,
IPI had and will have no liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) not reflected on the October Balance Sheet or Closing Balance Sheet or the accompanying notes thereto except for liabilities and obligations as may have arisen in the ordinary course of business prior to the date of said Balance Sheet and which, under GAAP, would not have been required to be reflected on such Balance Sheet and except for liabilities incurred in the ordinary course of business since the date of said Balance Sheet which are usual and normal in amount. The Closing Balance Sheet will be prepared after the Spin-off and reflect the effect of the Spin-off.

     3.7  Business Changes.  Since the October Balance Sheet Date, except as
          ----------------
otherwise contemplated by this Agreement, the Spin-off or as disclosed in writing to WMT, IPI has conducted its business only in the ordinary and usual course and, without limiting the generality of the foregoing:

         (a) There have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, employees, operations, obligations or liabilities of IPI which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the condition, business, net worth, assets, prospects, properties or operations of IPI, other than those proposed changes set forth on SCHEDULE 3.11.

         (b) IPI has not issued, or authorized for issuance, or entered into any commitment to issue, any equity security, bond, note or other security of IPI.

         (c) IPI has not incurred debt for borrowed money, nor incurred any obligation or liability except in the ordinary and usual course of business and in any event not in excess of $5,000 for any single occurrence; provided, however, that IPI may, for normal inventory purchases, exceed the $5,000 limit under its existing bank line of credit in the ordinary and usual course of business.

         (d) IPI has not paid any obligation or liability, or discharged, settled or satisfied any claim, lien or encumbrance, except for current liabilities in the ordinary and usual course of business and in any event not in excess of $100,000 for any single occurrence.

         (e) IPI has not declared or made any dividend, payment or other distribution on or with respect to any share of capital stock of IPI.

         (f) IPI has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of capital stock of IPI.

         (g) IPI has not mortgaged, pledged, or otherwise encumbered any of its assets or properties, except for liens for current taxes which are not yet delinquent and purchase-money liens arising out of the purchase or sale of services or products made in the ordinary and usual course of business and in any event not in excess of $5,000 for any single item or $50,000 in the aggregate, other than inventory sold in the normal course of business or accounts receivable.

         (h) IPI has not disposed of, or agreed to dispose of, by sale, lease, license or otherwise, any asset or property, tangible or intangible, except, in the case of such other assets and property, in the ordinary and usual course of business, and in each case for a consideration believed to be at least equal to the fair value of such asset or property and in any event not in excess of $5,000 for any single item or $25,000 in the aggregate other than inventory sold or returned in the normal course of business.

         (i) IPI has not purchased or agreed to purchase or otherwise acquire any securities of any corporation, partnership, joint venture, firm or other entity; IPI has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of business and in any event not in excess of $5,000 for any single item or $25,000 in the aggregate.

         (j) IPI has not entered into any transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business.

         (k) IPI has not sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Proprietary Rights (as defined in Section 3.18).

         (l) IPI has not adopted or amended any bonus, incentive, profit-sharing, stock option, stock purchase, pension, retirement, deferred-compensation, severance, life insurance, medical or other benefit plan, agreement, trust, fund or arrangement for the benefit of employees of any kind whatsoever, nor entered into or amended any agreement relating to employment, services as an independent contractor or consultant, or severance or termination pay, nor agreed to do any of the foregoing.

         (m) IPI has not effected or agreed to effect any change in its directors, officers or key employees.

         (n) IPI has not effected or committed itself to effect any amendment or modification in its Articles of Incorporation or Bylaws, except as contemplated in this Agreement.

     3.8  Properties.
          ----------

         (a) SCHEDULE 3.8 sets forth the real property owned by IPI, all of which will be conveyed to IPI*GrammTech, Inc. prior to the Closing. The October Balance Sheet reflects and the Closing Balance Sheet will reflect all of the personal property owned or leased and used by IPI in its business or otherwise held by IPI, except for (i) property acquired or disposed of in the ordinary and usual course of the business of IPI since the date of such Balance Sheet, and
(ii) personal property not required under GAAP to be reflected thereon and (iii) property conveyed pursuant to the Spin-off to IPI*GrammTech, Inc. Except as reflected in the notes to the October and Closing Balance Sheets and except for assets and liabilities conveyed to IPI*GrammTech, Inc. in the Spin-off, IPI has good and marketable title to all assets and properties listed on the October and Closing Balance Sheets and thereafter acquired, free and clear of any imperfec-tions of title, lien, claim, encumbrance, restriction, charge or equity of any nature whatsoever, except for the lien of current taxes not yet delinquent. The fixed assets described in SCHEDULE 3.8 constitute all tangible personal property (other than inventory) currently used in the business. To the best of the IPI Parties' knowledge all of the fixed assets reflected on the October and Closing Balance Sheets or thereafter acquired are in good condition and repair for the requirements of the business as presently conducted by IPI.

         (b) IPI has provided WMT with a full and complete list of all real and personal property leased by IPI or under option to purchase by IPI. All such property leased by IPI is held under valid, subsisting and enforceable leases. To the best of the IPI Parties' knowledge, the operations of IPI thereon do not violate any applicable material building code, zoning requirement or classification, or pollution control ordinance or statute relating to the property or to such operations.

         (c) To the knowledge of the IPI Shareholders and management of IPI, there are no Hazardous Substances in, under or about the soil, sediment, surface water or groundwater on, under or around any properties at any time owned, leased or occupied by IPI. IPI has not disposed of any Hazardous Substances on or about such property. IPI has not disposed of any materials at any site being investigated or remediated for contamination or possible contamination of the environment. "Hazardous Substances" shall mean any substance regulated or prohibited by any law or designated by any governmental agency to be hazardous, toxic, radioactive, regulated medical waste or otherwise a danger to health or the environment.

         (d) IPI has conducted its business in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities relating to Hazardous Substances and the use, storage, treatment, disposal, transport, generation, release and exposure of others to Hazardous Substances. IPI has not received any notice of any investigation, claim or proceeding against IPI relating to Hazardous Substances and IPI is not aware of any fact or circumstance which could involve IPI in any environmental litigation, proceeding, investigation or claim or impose any environmental liability upon IPI.

     3.9  Accounts Receivable; Notes Receivable.  SCHEDULE 3.9 contains a
          -------------------------------------
summary of the accounts receivable of IPI as of October 31, 1995, together with an accurate aging of such accounts receivable. The accounts receivable arose out of the bona fide furnishing of goods and services, each in the operation of the business of IPI, and require no additional performance by IPI. The accounts receivable are collectible at their full amounts. Except as set forth on
SCHEDULE 3.9, the notes receivable are obligations of current customers of IPI or employees of IPI, whether on an open account or cash on delivery basis, and there are no disputes between IPI and any obligor under any such note receivable with respect to the amount owing or the payment terms thereunder. IPI has pro-vided WMT with accurate information concerning amounts and aging of accounts receivable and with an accurate customer list of IPI. All of such notes receivable will be transferred to IPI*GrammTech, Inc. prior to Closing.

     3.10  Taxes.  IPI has accurately and completely filed with the appropriate
           -----
United States, state, local and foreign governmental agencies all tax returns and reports required to be filed (subject to permitted extensions applicable to such filings), and has paid or accrued in full all taxes shown as owing on such tax returns, duties, charges, withholding obligations and other governmental liabilities as well as any interest, penalties, assessments or deficiencies, if any, due to, or claimed to be due by, any governmental authority (including taxes on properties, income, franchises, licenses, sales and payrolls). (All such items are collectively referred to herein as "Taxes"). The October and Closing Balance Sheets fully accrue or reserve or will fully accrue or reserve all current and deferred Taxes. IPI is not a party to any pending action or proceeding, nor to the IPI Parties' knowledge is any such action or proceeding threatened by any governmental authority for the assessment or collection of Taxes. No liability for Taxes has been incurred other than in the ordinary course of business. There are no liens for Taxes except for liens for property taxes not yet delinquent. IPI is not a party to any Tax sharing, Tax allocation, Tax indemnity or statute of limitations extension or waiver agreement and in the past five (5) years has not been included on any consolidated combined or unitary return with any entity other than IPI.

     3.11  Compensation.  Since October 31, 1995, IPI has not paid or committed
           ------------
itself to pay to or for the benefit of any of its directors, officers, employees or shareholders any compensation of any kind other than wages, salaries and benefits at times and rates in effect on SCHEDULE 3.11, nor has it effected or agreed to effect any amendment or supplement to any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement except as set forth on SCHEDULE 3.11. IPI does not have any bonus plan or obligations with respect to any bonus plan, except as set forth in SCHEDULE 3.11. IPI has provided in SCHEDULE 3.11 a full and complete list of all directors, officers, employees or consultants of IPI as of the date set forth thereon, specifying their names and job designations, their dates of hire, the total amount paid or payable as wages, salaries or other forms of direct compensation, and the basis of such compensation, whether fixed or commission or a combination thereof.

     3.12  Compliance with Law.  To the IPI Parties knowledge, all material
           -------------------
licenses, franchises, permits, clearances, consents, certificates and other evidences of authority of IPI which are necessary to the conduct of IPI's business ("Permits") are in full force and effect and IPI is not in violation of any Permit in any material respect. Except for possible exceptions, the curing or non-curing of which would not have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties or operations of IPI, the business of IPI has been, to the IPI Parties' knowledge, conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

     3.13  Litigation.  Except for litigation initiated by IPI relating to
           ----------
collections, there is no claim, dispute, action, proceeding, notice, order, suit, appeal or investigation, at law or in equity, pending against IPI, or involving any of its assets or properties, before any court, agency, authority, arbitration panel or other tribunal (other than those, if any, with respect to which service of process or similar notice has not yet been made on IPI), and to the knowledge of the IPI Shareholders and management of IPI none have been threatened. The IPI Shareholders and management of IPI are aware of no facts which, if known to shareholders, customers, governmental authorities or other persons, would result in any such claim, dispute, action, proceeding, suit or appeal or investigation which would have a material adverse effect on the condi-tion (financial or otherwise), business, net worth, assets, prospects, properties or operations of IPI. IPI is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is it in default with respect to any notice, order, writ, injunction or decree.

     3.14  Contracts.  IPI has provided WMT with a complete list in SCHEDULE
           ---------
3.14 of each executory contract and agreement in the following categories to which IPI is a party, or by which it is bound in any respect, (a) agreements for the purchase, sale, lease or other disposition of equipment, goods, materials, research and development, supplies, studies or capital assets, or for the performance of services, in any case involving more than $5,000; (b) contracts or agreements for the joint performance of work or services, and all other joint venture agreements; (c) management or employment contracts, consulting contracts, collec-tive bargaining contracts, termination and severance agreements; (d) notes, mortgages, deeds of trust, loan agreements, security guarantees, debentures, indentures, credit agreements and other evidences of indebtedness; (e) pension, retirement, profit-sharing, deferred compensation, bonus, incentive, life insurance, hospitalization or other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plan or arrangement); (f) stock option, stock purchase, warrant, repurchase or other contracts or agreements relating to any share of capital stock of IPI; (g) contracts or agreements with agents, brokers, consignees, sale representatives or distributors; (h) contracts or agreements with any director, officer, employee, consultant or shareholder; (i) powers of attorney or similar authorizations granted by IPI to third parties; (j) licenses, sublicenses, royalty agreements and other contracts or agreements to which IPI is a party, or otherwise subject, relating to technical assistance or to Proprietary Rights as defined below; and (k) other material contracts.

     IPI has not entered into any contract or agreement containing covenants limiting the right of IPI or the IPI Shareholders to compete in any business or with any person. As used in this Agreement, the terms "contract" and "agreement" include every contract, agreement, commitment, understanding and promise, whether written or oral.

     3.15  No Default.
           ----------

         (a) Each of the contracts, agreements or other instruments referred to in Section 3.14 of this Agreement and each of the standard customer agreements or contracts of IPI is a legal, binding and enforceable obligation by or against IPI, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). To the IPI Parties' knowledge, no party with whom IPI has an agreement or contract is in default thereunder or has breached any terms or provisions thereof which is material to the conduct of IPI's business.

         (b) IPI has performed, or is now performing, the obligations of, and IPI is not in material default (or would by the lapse of time and/or the giving of notice be in material default) in respect of, any contract, agreement or commitment binding upon it or its assets or properties and material to the conduct of its business. No third party has raised any claim, dispute or controversy with respect to any of the executory contracts of IPI, nor has IPI received written notice or warning of alleged nonperformance, delay in delivery or other noncompliance by IPI with respect to its obligations under any of those contracts, nor are there any facts which exist indicating that any of those contracts may be totally or partially terminated or suspended by the other parties thereto.

     3.16  Business and Customers.  SCHEDULE 3.16 is a list of all of IPI's
           ----------------------
commercial division customers from whom more than $10,000 in revenues were received in the ten (10) months ended October 31, 1995.

     3.17  Inventories.  The inventories of IPI consist of items of a quality
           -----------
and quantity usable and salable in the normal course of the business, subject to reserves on balance sheet. A summary of inventory on hand as of October 31, 1995 is set forth in SCHEDULE 3.17. All inventory on hand at Closing will be set forth on the Closing Balance Sheet. All items included in such inventories are owned by IPI. No items included in the inventories have been pledged as collateral (except under the bank line of credit and normal vendor security agreements in place until IPI pays for the inventory) or are held by IPI on consignment from others. All the inventories reflected on the balance sheets included in the Financial Statements and on the books of IPI are based on quantities determined from month-end physical count, and are valued in the Financial Statements at the lower of cost (last-in, first-out) or market and on a basis consistent with that of prior periods.

     3.18  Proprietary Rights.
           ------------------

         (a) IPI has provided WMT a complete list in writing in SCHEDULE 3.18 of all computer software, software programs, patents and applications for patents, trademarks, trade names, service marks, and copyrights, and applications therefor, owned or used by IPI or in which it has any rights or licenses, except for software used by IPI and generally available on the commercial market. IPI has provided WMT with a complete and accurate description in SCHEDULE 3.18 of all agreements of IPI with each officer, employee or consultant of IPI providing IPI with title and ownership to patents, patent applications, trade secrets and inventions developed or used by IPI in its business. All of such agreements so described are valid, enforceable and legally binding, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

         (b) IPI owns or possesses licenses or other rights to use all computer software, software programs, patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, copyrights, inventions, drawings, designs, customer lists, proprietary know-how or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights"), used in the business of IPI, and the same are sufficient to conduct IPI's business as it has been and is now being conducted.

         (c) The operations of IPI do not conflict with or infringe, and no one has asserted to IPI or any IPI Shareholder that such operations conflict with or infringe on any Proprietary Rights, owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeals pending against IPI with respect to any Proprietary Rights (other than those, if any, with respect to which service of process or similar notice may not yet have been made on IPI), and to the knowledge of the IPI

Shareholders and management of IPI none has been threatened against IPI. To the knowledge of the IPI Shareholders and management of IPI there are no facts or alleged facts which would reasonably serve as a basis for any claim that IPI does not have the right to use, free of any rights or claims of others, all Proprietary Rights in the development, manufacture, use, sale or other disposition of any or all products or services presently being used, furnished or sold in the conduct of the business of IPI as it has been and is now being conducted.

         (d) To the IPI Parties' knowledge, no employee of IPI is in violation of any term of any employment contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee with IPI or any previous employer.

     3.19  Insurance.  IPI has provided WMT with a complete list in SCHEDULE
           ---------
3.19 of all policies of insurance to which IPI is a party or is a beneficiary or named insured. IPI has in full force and effect, with all premiums due thereon paid, the policies of insurance set forth therein. All the insurable properties of IPI are insured in amounts and coverage and against risks and losses which are adequate and usually insured against by persons holding or operating similar properties in similar businesses. There were no claims in excess of $10,000 asserted under any of the insurance policies of IPI in respect of all motor vehicle, general liability, professional liability, errors and omissions, and worker's compensation claims, nor medical claims in excess of $25,000 for the period from January 1, 1992 to the date of this Agreement.

     3.20  Bank Accounts.  IPI has furnished to WMT a true and correct list in
           -------------
SCHEDULE 3.20 setting forth the names and addresses of all banks, other institutions and state governmental departments at which IPI has accounts, deposits or safety deposit boxes, or special deposits required to be held by such state governmental departments with the nature of such account and the names of all persons authorized to draw on or give instructions with respect to such accounts or deposits, or to have access thereto, and the names and addresses of all persons, if any, holding a power-of-attorney on behalf of IPI. All cash in such accounts is held in demand deposits and is not subject to any restriction or limitation as to withdrawal.

     3.21  Brokers or Finders.  Except for dealings with Von Gehr International,
           ------------------
which was retained by WMT, IPI has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement. IPI has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.22  Related Parties.  Except for IPI*GrammTech,Inc., no officer or
           ---------------
director of IPI, or any Affiliate of any such person, has, either directly or indirectly, (a) an interest in any corporation, partnership, firm or other person or entity which currently furnishes or sells services or products which are similar to those furnished or sold by IPI, or (b) a beneficial interest in any contract or agreement to which IPI is a party or by which IPI may be bound. For purposes of this Section 3.22, there shall be disregarded any interest which arose solely from the ownership of less than a two percent (2%) equity interest in a corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market. The IPI Shareholders will own all of the outstanding IPI*GrammTech Stock at Closing.

     3.23  Certain Advances.  There are no receivables of IPI owing from
           ----------------
directors, officers, employees, consultants or shareholders of IPI, or owing by any affiliate of any director or officer of IPI, other than advances in the ordinary and usual course of business to officers and employees for reimbursable business expenses which are not in excess of $2,500 for any one individual and those notes receivable attached to the Disclosure Schedule attached hereto as Exhibit A.

     3.24  Union Activities.  None of the employees of IPI are represented by
           ----------------
any union or are parties to any collective bargaining arrangement, and no attempts are being made to organize or unionize any of the IPI employees.

     3.25  ERISA.  SCHEDULE 3.25 hereto lists all employee pension benefit
           -----
plans, multi-employer plans and employee welfare benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering active, former or retired employees of IPI. IPI has furnished to WMT copies or descriptions of each employment, severance or other similar contract, arrangement or policy and each plan, agreement, policy or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), vacation benefits, severance benefits, disability benefits, early retirement benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of compensation or post-retirement benefits.

     3.26  Underlying Documents.  Copies of any underlying documents listed or
           --------------------
described as having been disclosed to WMT pursuant to this Agreement have been furnished to WMT. All such documents furnished to WMT are true and correct copies, and there are no amendments or modifications thereto, that have not been disclosed to WMT. The minute books of IPI contain complete and accurate records of all meetings and other corporate actions taken by the directors and shareholders of IPI.

     3.27  Full Disclosure.  Any information furnished by IPI to WMT in writing
           ---------------
pursuant to this Agreement (including the Schedules hereto), at any time prior to the Closing Date, does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.

     3.28  Compliance with MIR and DOU Agreements.   Each of IPI and, to the
           --------------------------------------
best of the IPI Parties' knowledge, its IRAs is in compliance with IPI's MIR agreement with IBM and with each DOU with IBM, and has conducted its business at all times in compliance with such agreements. IPI has not been notified in writing by IBM of any such noncompliance.

     3.29  Accounts Payable.  SCHEDULE 3.29 contains a summary of the accounts
           ----------------
payable of IPI as of October 31, 1995, together with an accurate aging of such accounts payable. The accounts payable arose in the normal and ordinary course of the business of IPI. Except as set forth on SCHEDULE 3.29, the accounts payable are not past due and there are no collection actions currently pending with respect to such accounts payable.

     3.30  Liabilities.  Except as disclosed in the IPI Financial Statements or
           -----------
in SCHEDULE 3.30, there are no liabilities or obligations of any nature to which IPI is subject, whether absolute, accrued, contingent or otherwise and whether due or to become due. Furthermore, IPI and the IPI Shareholders know of no basis for any assertion against IPI of any such liability or obligation not fully disclosed in the IPI Financial Statements or in SCHEDULE 3.30. Except as otherwise disclosed in SCHEDULE 3.30, the IPI Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly disclosed therein.


                                    ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF WMT
                      -------------------------------------

     Except as contemplated by this Agreement, WMT represents and warrants to IPI and the IPI Shareholders as of the date hereof as follows:

     4.1  Organization.  WMT is a corporation duly incorporated, validly
          ------------
existing and in good standing under the laws of California. WMT is duly qualified to do business and is in good standing in its state of incorporation and in each other jurisdiction in which it owns or leases property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business of WMT. WMT has all requisite power and author-ity to own, lease and operate its properties and to carry on its business as now being conducted, and possesses all licenses, franchises, rights and privileges material to the conduct of its business.

     4.2  Authority.  WMT has all requisite corporate power and authority to
          ---------
enter into this Agreement and the related agreements contemplated herein, and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of WMT. This Agreement has been duly executed and delivered by WMT and constitutes the valid and binding obligation of WMT enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. Provided the conditions set forth in Article 7 are satisfied, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under
(a) any provision of the Articles of Incorporation or Bylaws of WMT, or (b) any material agreement or instrument, permit, license, judgment, order, statute, law, ordinance, rule or regulation applicable to WMT or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancelations or accelerations which individually or in the aggregate would not have a material adverse effect on WMT.

     No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by or with respect to WMT in connection with the execution and delivery of this Agreement by WMT or the consummation by WMT of the transactions contemplated hereby or thereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, (ii) the approval of the California Department of Corporations and (iii) the listing of the WMT Common on The Nasdaq Stock Market.

     4.3  Capital Structure.  The authorized capital stock of WMT consists of
          -----------------
10,000,000 shares of Common Stock, no par value, and 10,000,000 shares of Preferred Stock, no par value. As of October 31, 1995 3,708,738 shares of WMT Common were issued and outstanding. No shares of Preferred Stock are outstanding.

     All of the outstanding shares of WMT Common are, and any shares of WMT Common issuable upon exercise of any WMT Option, when issued pursuant to such exercise, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, WMT's Articles of Incorporation or Bylaws or any agreement to which WMT is a party or is bound.

     4.4  Financial Statements.  WMT has furnished to IPI its audited
          --------------------
consolidated statement of operations, statement of stockholders' equity and statement of cash flows for the three (3) fiscal years ended December 31, 1994 and WMT's audited consolidated balance sheet at December 31, 1994; and the unaudited consolidated statement of operations and statement of cash flows for the nine (9) months ended September 30, 1995 and the unaudited consolidated balance sheet at September 30, 1995. WMT will furnish to IPI as soon as available its audited consolidated financial statements for the fiscal year ended December 31, 1995. The balance sheet at September 30, 1995 is hereinafter referred to as the "WMT Balance Sheet," and all such financial statements are hereinafter referred to collectively as the "WMT Financial Statements." The WMT Financial Statements have been and will be prepared in accordance with GAAP applied on a consistent basis during the periods involved, and fairly present and will present the consolidated financial position of WMT and the results of its operations as of the date and for the periods indicated thereon. At the date of the WMT Balance Sheet (the "WMT Balance Sheet Date"), neither WMT nor its consolidated subsidiaries had any liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) not reflected on the WMT Balance Sheet or the accompanying notes thereto except for liabilities and obligations as may have arisen in the ordinary course of business a result of the sale of the semiconductor business and resultant reorganization prior to the date of said Balance Sheet and which, under GAAP, would not have been required to be reflected on such Balance Sheet and except for liabilities incurred in the ordinary course of business since the date of said balance sheet which are usual and normal in amount and type.

     4.5  SEC Documents.  WMT has furnished to the IPI Shareholders, a true and
          -------------
complete copy of WMT's Form 10-K for the year ended December 31, 1994, Form 10-Q for each of the quarters ended March 31, 1995 and June 30, 1995, a draft of the Form 10-Q for the quarter ended September 30, 1995 and Notice of Annual Meeting and Proxy Statement for the Company's 1995 Annual Meeting and Notice of Special Meeting and Proxy Statement for the Company's special meeting related to the sale of its electronic semiconductor components distribution business to Reptron Electronics, Inc. (the "WMT SEC Documents"). As of their respective filing dates, the WMT SEC Documents comply or will comply in all material respects with the requirements of the Securities Exchange Act of 1934 or the Securities Act of 1933, and none of the WMT SEC Documents contain or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed WMT SEC Document.

     4.6  Information Supplied.  None of the information supplied or to be
          --------------------
supplied by WMT at the date such information is supplied contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     4.7  No Conflict.  The execution and delivery of this Agreement by WMT and
          -----------
the performance of WMT's obligations hereunder, (i) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the Articles of Incorporation or Bylaws of WMT or any of its Subsidiaries, or any material contract, agreement or commitment binding upon WMT or any of its assets or properties; (ii) will not result in the creation or imposition of any lien, encumbrance, equity or restriction in favor of any third party upon any of the assets or properties of WMT; and (iii) will not to the actual knowledge of WMT conflict with or violate any applicable law, rule, regu-lation, judgment, order or decree of any government, governmental instru-mentality or court having jurisdiction over WMT or any of its assets or properties. The consent of WMT's lenders is required to consummate the transactions contemplated herein pursuant to the terms of its existing credit agreement.

     4.8  Shares of Common Stock.  The shares of WMT Common will, when issued
          ----------------------
and delivered to the shareholders of IPI in accordance with this Agreement, be duly authorized, validly issued, fully paid and nonassessable.

     4.9  Brokers or Finders.  Except for Von Gehr International, WMT has not
          ------------------
dealt with any broker or finder in connection with the transactions contemplated by this Agreement. WMT has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, except to Von Gehr International.

     4.10  Business Changes.  Since September 30, 1995, there have been no
           ----------------
changes in the condition (financial or otherwise), business, net worth, assets, properties, employees, operations, obligations or liabilities of WMT which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the condition, business, net worth, assets, prospects, properties or operations of WMT.

     4.11  Taxes.  WMT has accurately and completely filed with the appropriate
           -----
United States, state, local and foreign governmental agencies all tax returns and reports required to be filed (subject to permitted extensions applicable to such filings), and has paid or accrued in full all taxes, duties, charges, withholding obligations and other governmental liabilities as well as any inter-est, penalties, assessments or deficiencies, if any, due to, or claimed to be due by, any governmental authority (including taxes on properties, income, franchises, licenses, sales and payrolls). (All such items are collectively referred to herein as "Taxes"). WMT is not a party to any pending action or proceeding, nor is any such action or proceeding threatened by any governmental authority for the assessment or collection of Taxes (except the pending sales tax audits). No liability for Taxes has been incurred other than in the ordinary course of business. There are no liens for Taxes except for liens for property taxes not yet delinquent. WMT is not a party to any Tax sharing, Tax allocation, Tax indemnity or statute of limitations extension or waiver agreement and in the past five (5) years has not been included on any consolidated combined or unitary return with any entity other than WMT.

     4.12  Compliance with Law.  All material licenses, franchises, permits,
           -------------------
clearances, consents, certificates and other evidences of authority of WMT which are necessary to the conduct of WMT's business ("Permits") are in full force and effect and WMT is not in violation of any Permit in any material respect.
Except for possible exceptions, the curing or non-curing of which would not have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties or operations of WMT, the business of WMT has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

     4.13  Full Disclosure.  Any information furnished by WMT to the IPI
           ---------------
Shareholders in writing pursuant to this Agreement, at any time prior to the Closing Date, does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.

     4.14  Rule 144.  Subject to Section 6.7 hereof, the IPI shareholders will
           --------
have the right to sell the shares of WMT Common received by them under this Agreement pursuant to the terms and conditions of Rule 144 under the Securities Act of 1933 and the holding period requirement of Rule 144(d) shall not apply to such shares. WMT will provide a letter from its counsel addressed to the IPI Shareholders specifying the method and requirements for transfer of the WMT Common pursuant to Rule 144.


                                    ARTICLE 5

                    COVENANTS RELATING TO CONDUCT OF BUSINESS
                    -----------------------------------------

     During the period from the date hereof, and continuing until the Closing Date, unless earlier terminated in accordance with Section 10.1, IPI and the IPI Shareholders (except as expressly contemplated by this Agreement, as done in relation to the Spin-off or to the extent that WMT shall otherwise consent in writing) covenant, and agree with WMT that:

     5.1  Conduct of Business in Normal Course.  IPI shall carry on the business
          ------------------------------------
and its activities diligently and in the ordinary course and shall not make or institute any unusual or novel methods of purchase, sale, lease, management, accounting or operation that will vary materially from the methods used by IPI as of October 31, 1995. IPI shall maintain the nature and quantities of inventories for the business in a normal and customary manner consistent with prior practice.

     5.2  Preservation of Business and Relationships.   IPI shall use its best
          ------------------------------------------
efforts to preserve its business organization intact, to keep available its present employees, to preserve its present relationships with suppliers, customers and others having business relationships with it, to obtain IBM's consent to the transaction contemplated by this Agreement and to obtain hereby executed documents of understanding from each IRA set forth in SCHEDULE 5.2 (individually, an "IRA" and collectively "IRAs").

     5.3  Maintenance of Insurance.  Prior to the Closing, IPI shall maintain in
          ------------------------
effect all insurance covering the business. If the Closing shall occur after a renewal date for any such insurance, IPI shall renew the insurance on the same or substantially similar terms, limits of liability and other conditions.

     5.4  Employees and Compensation.  IPI shall not do, or agree to do, any of
          --------------------------
the following acts: (a) grant any increase in salaries payable or to become payable to any employee, sales agent or representative; or (b) except as set forth on SCHEDULE 3.11, increase benefits payable to any employee, sales agent or representative under any executive compensation, bonus, pension, profit-sharing, retirement, deferred compensation, severance, employee stock option or stock purchase, group life, health and other employee benefit plans, arrangements, practices or commitments. IPI shall provide WMT with reasonable access to its employees during normal business hours.

     5.5  Dividends; Changes in Stock.  IPI shall not and shall not propose to
          ---------------------------
(a) declare or pay any dividends on or make other distributions in respect of any of its capital stock,

(b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of IPI, or (c) repurchase or otherwise acquire any shares of its capital stock or rights to acquire any shares of its capital stock, other than those contemplated in the "Spin-Off."

     5.6  Issuance of Securities.  IPI shall not issue, deliver, or sell or
          ----------------------
authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities, other than those contemplated in the "Spin-Off."

     5.7  Governing Documents.  IPI shall not amend its Articles of
          -------------------
Incorporation or Bylaws other than that contemplated in the Spin-Off.

     5.8  No Other Bids.  Neither the IPI Shareholders, IPI nor any of their
          -------------
respective directors, officers or agents, will, directly or indirectly, solicit or initiate or encourage any discussions or negotiations with, or participate in any negotiations with or provide any information to or otherwise cooperate in any other way with any corporation, partnership, person or other entity or group (other than WMT) concerning any merger, sale of substantial assets, sale of shares of capital stock or any division of IPI or control thereof (collectively an "Acquisition Transaction"). WMT shall be promptly notified in writing by IPI of any of the events referred to in this Section 5.8 including a summary of the material terms of any other bid.

     5.9  No Acquisitions.  IPI shall not (a) acquire or agree to acquire by
          ---------------
merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or (b) otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to IPI except in the ordinary course of business consistent with prior practice.

     5.10  No Dispositions.  Except with contemporaneous notice to WMT, IPI
           ---------------
shall not lease or otherwise dispose of any of its assets (other than the sale of inventory in the ordinary course of business), individually or in the aggregate, except in the ordinary course of business consistent with prior practice and in any event not in excess of $5,000 for any single item or more than $25,000 in the aggregate, other than those contemplated in the Spin-Off.

     5.11  Indebtedness.  Except with contemporaneous notice to WMT, IPI shall
           ------------
not incur any indebtedness for borrowed money in an amount exceeding $5,000 or guarantee any such indebtedness or issue or sell any debt securities of IPI or guarantee any debt securities of others except in connection with the purchase of inventory pursuant to the existing bank line of credit.

     5.12  Spin-Off.  Immediately prior to the Closing, IPI*GrammTech, Inc.
           --------
shall acquire all of the assets and assume all of the liabilities of IPI, with the exception of those assets and liabilities set forth on Exhibit 2.02 to the Internal Reorganization Plan, which shall remain with IPI and be reflected in the Closing Balance Sheet. IPI shall be completely released from all liabilities assumed by IPI*GrammTech, Inc. without recourse to IPI or WMT, including without limitation, accounts payable and any conveyed or leased real estate or equipment. Accordingly, IPI shall use its best reasonable efforts to obtain applicable consents of the appropriate third parties providing a novation to IPI with respect to such liabilities. IPI and WMT shall have no liability to IPI*GrammTech, Inc. with respect to any such asset or liability.


                                    ARTICLE 6

                              ADDITIONAL AGREEMENTS
                              ---------------------

     6.1  Access to Information.  IPI shall afford to WMT and shall cause its
          ---------------------
independent accountants to afford to WMT, and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to IPI's properties, books, contracts, commitments and records and to the independent accountants reasonable access to the audit work papers and other records of IPI's accountants. During such period, IPI shall use reasonable efforts to furnish promptly to WMT (a) a copy of each report, schedule and other document filed or received by IPI during such period pursuant to the requirements of federal and state securities laws and (b) all other information concerning the business, properties and personnel of IPI as WMT may reasonably request. WMT will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and WMT will cause its consultants and advisors also to hold such information in confidence).

     6.2  Legal Conditions.  Each party will take all reasonable actions
          ----------------
necessary to comply promptly with all legal requirements which may be imposed on such party with respect to this Agreement and will promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon such other party or any Subsidiary of such other party in connection with this Agreement. Each party will take, and will cause its Subsidiaries to take, all reasonable actions to obtain (and to cooperate with the other party and its Subsidiaries in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental authority, or other third party, required to be obtained or made by such party or its Subsidiaries (or by the other party or its Subsidiaries) in connection with this Agreement or the taking of any action contemplated thereby.

     6.3  3(a)(10) Fairness Hearing.  As promptly as practicable WMT, with the
          -------------------------
cooperation of IPI, shall prepare and file a permit application under Section 25113 of the California Corporations Code with the California Department of Corporations with respect to the transactions contemplated by this Agreement and WMT shall request a fairness hearing pursuant to Section 25142 of the California Corporations Code. WMT shall pay all of the costs and expenses associated with the fairness hearing, other than the legal expenses and disbursements of counsel which are discussed at Article 9. WMT shall also take any action required to be taken to cause the WMT Common to be issued in this transaction to be listed on The Nasdaq Stock Market. IPI shall use its best efforts to furnish to WMT all information concerning IPI and the holders of its outstanding securities as may be reasonably requested in connection with any action contemplated by this Section 6.3.

     6.4  Good Faith.  Each party shall act in good faith in an attempt to cause
          ----------
to be satisfied all the conditions precedent to its obligations and those of the other parties to this Agreement over which it has control or influence. Each party will act in good faith and take all reasonable action within its capability necessary to render accurate as of the Closing Date its representations and warranties contained in this Agreement.

     6.5  WMT Governing Documents.  WMT agrees that, prior to the Closing, it
          -----------------------
will give the IPI Shareholders prompt notice of any amendment to its Articles of Incorporation or Bylaws.

     6.6 IPI Corporate Tax Returns.  IPI shall file and pay for all necessary
         -------------------------
corporate federal, state, local or foreign tax returns for the period ending on the Closing Date. WMT shall be provided a reasonable opportunity to review and approve such tax return prior to filing.

     6.7  Lock-up.  Each of the IPI Shareholders will not sell, transfer,
          -------
exchange, pledge or otherwise dispose of, or in any other way reduce such Shareholder's risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to any IPI Common, or any WMT Common or other securities of WMT (including the Earn-Out Shares) for a period of ninety (90) days from the Closing Date (or the date of issuance for the Earn-Out Shares described in Section 2.10); provided, however that the IPI Shareholders may transfer the shares among themselves or to any affiliate who agrees to be bound by the terms of this Sections 6.7 and 6.9. After such ninety
(90) day period, the IPI Shareholders may in the aggregate sell up to 1-1/2% of the total outstanding Shares of WMT Common during any three (3) month period. This lock-up shall lapse two (2) years from the Closing Date (or two (2) years from the date of issuance for the Earn-Out Shares).

     6.8 Current Available Information.  From and after the Closing Date, and
         -----------------------------
for so long as is necessary in order to permit the IPI Shareholders to sell the WMT Common pursuant to Rule 144 under the Securities Act of 1933, WMT will use its best efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, referred to in paragraph (c)(1) of Rule 144 under the Securities Act of 1933. WMT is under no obligation to register the sale, transfer or other disposition of any WMT Common by or on behalf of the IPI Shareholders or to take any other action necessary in order to make compliance with an exemption from registration available.

     6.9 Limited Resales.  Subject to Section 6.7, each of the IPI Shareholders
         ---------------
agrees to sell the WMT Common in accordance with the terms and conditions of paragraphs (c), (e)(1), (f), (g) and (h) of Rule 144.

     6.10 Legend; Stop Transfer Instructions.  Each of the IPI Shareholders
          ----------------------------------
understands and agrees that:

         (1)  the WMT Common will bear the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THAT CERTAIN AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF NOVEMBER 18, 1995 BY AND AMONG WESTERN MICRO TECHNOLOGY, INC, INTERNATIONAL PARTS, INC. ("IPI") AND THE SHAREHOLDERS OF IPI.

; and

         (2) stop transfer instructions will be given to WMT's transfer agent with respect to certificates evidencing the WMT Common. WMT agrees to remove promptly such stop transfer instructions and legend upon full compliance with this Agreement by the undersigned, includ-ing, without limitation, a sale or transfer of WMT Common in accordance with Rule 144 following the expiration of the period set forth in Section 6.7.

     6.11  Facilities.  IPI will provide WMT with the use of its facilities
           ----------
until December 31, 1995 and shall provide reasonable assistance in facilitating any relocations resulting from the transaction described in this Agreement, provided that WMT shall pay rent on a pro rata basis for the space so used and that WMT will pay expenses incurred for long-distance telephone charges, facsimiles, shipping and other normal business expenses of WMT, including reimbursement to IPI*GrammTech, Inc. therefore, if appropriate.

     6.12  Use of Names.  IPI will provide consents, for no further
           ------------
consideration, that will permit WMT to use the name "IPI/Western" and further designate that WMT is "successor to the commercial division of International Parts, Inc.," or language of similar effect, for a period of one (1) year following the Closing Date in those jurisdictions in which IPI currently conducts its business.

     6.13  WMT as Exclusive Supplier.  For a period of two (2) years commencing
           -------------------------
from the date of the Closing Date, IPI*GrammTech, Inc. shall utilize WMT as its exclusive supplier with respect to those products and/or services carried or supplied by WMT, provided that WMT's product lines, services, prices and terms are more favorable to those of any other option available to IPI*GrammTech, Inc.

     6.14  Monthly Reports.  WMT agrees to provide monthly sales reports to the
           ---------------
IPI Shareholders detailing all sales by the IPI Sales Staff identified on
SCHEDULE 2.10 and all sales to IPI Customers identified on SCHEDULE 2.10, within twenty days of the end of each monthly period.

     6.15  Restrictions on Sales.  Through the period ending December 31, 1997,
           ---------------------
WMT agrees to not sell to any IPI Customer listed on SCHEDULE 2.10, which customers are separately identified to WMT as being delinquent on obligations held by IPI*GrammTech, Inc. that arose prior to the Closing Date, until such customers are no longer delinquent.

     6.16  San Antonio Office.  It is the current intention of WMT to maintain
           ------------------
an office in San Antonio, Texas; however, WMT may alter its plans at any time.


                                    ARTICLE 7

                              CONDITIONS PRECEDENT
                              --------------------

     7.1  Conditions to Obligations of WMT and IPI.  The obligations of WMT and
          ----------------------------------------
the IPI Parties (but no other party to this Agreement) to consummate this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by both WMT and IPI:

         (a)  Government Approvals.  All authorizations, consents, orders or
              --------------------
approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental authority necessary for the consummation of the transactions contemplated by this Agreement including, but not limited to, the approval of the California Department of Corporations and the requirements of applicable federal or state securities laws and The Nasdaq Stock Market, shall have been filed, occurred or been obtained.

         (b)  Shareholder Approval.  The consent of the IPI Shareholders to the
              --------------------
consummation of the transactions contemplated by this Agreement shall have been obtained.

         (c)  Third-Party Approvals.  Any and all consents or approvals
              ---------------------
required from third parties relating to contracts, agreements, licenses, leases and other instruments, material to the respective businesses of WMT and IPI shall have been obtained including, without limitation, IBM's consent and the IRA documents of understanding described in Section 5.2 hereof.

         (d)  Legal Action.  No temporary restraining order, preliminary
              ------------
injunction or permanent injunction or other order preventing the consummation of this Agreement shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, shall be pending which, in the good faith judgment of IPI or WMT has a reasonable probability of resulting in such order, injunction or damages.

         (e)  Securities Laws.  WMT shall have received any and all permits,
              ---------------
authorizations, approvals and orders under federal and state securities laws for the issuance of the WMT Common, including, without limitation, approval of the California Commissioner of Corporations pursuant to Sections 25110 and 25142 of the California Corporate Securities Laws without the imposition of any conditions adverse to WMT or which would require WMT to amend its Articles of Incorporation, Bylaws or any contract. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTIONS 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

         (f)  Due Diligence.  WMT shall have completed its due diligence
              -------------
investigation of IPI to its good faith satisfaction.

     7.2  Conditions to Obligations of WMT.  The obligations of WMT to
          --------------------------------
consummate this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by WMT:

         (a)  Representations and Warranties.  The representations and
              ------------------------------
warranties of IPI and the IPI Shareholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and WMT shall have received a certificate or certificates signed by the chief executive officer of IPI to such effect.

         (b)  Performance of Obligations.  IPI and the IPI Shareholders shall
              --------------------------
have performed in all material respects all obligations required to be performed by each under this Agreement prior to the Closing Date, and WMT shall have received a certificate signed by the chief executive officer of IPI to such effect.

         (c)  Opinion of IPI's Counsel.  WMT shall have received an opinion
              ------------------------
dated the Closing Date of Soules & Wallace, counsel to IPI, in substantially the form attached hereto as EXHIBIT 7.2(C).

         (d)  Resignation of IPI Directors and Officers.  Each director and
              -----------------------------------------
officer of IPI shall have resigned effective as of the Closing Date.

         (e)  Dissenting Shares.  All of the IPI Shareholders shall have
              -----------------
executed and delivered this Agreement, approved the transactions contemplated hereby and by all of the attached Exhibits and waived any dissenter's rights they might otherwise be entitled to.

         (f)  October 31, 1995 Financial Statements.  Until the Closing Date,
              -------------------------------------
IPI's Financial Statements for each month after October 31, 1995, shall be delivered to WMT as soon as practicable thereafter.

         (g)  No Material Adverse Change.  The Closing Balance Sheet shall
              --------------------------
reflect that since October 31, 1995, there shall have been no changes in the condition (financial or otherwise), business, prospects, employees, operations, obligations or liabilities of IPI which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the financial condition, business, or operations of IPI on a consolidated basis.

         (h)  Non-Compete Arrangements.  WMT and each of the IPI Shareholders
              ------------------------
shall have entered into covenants not to compete in the form attached hereto as
EXHIBIT 7.2(G).

         (i)  IBM Consent.  IPI shall have received the written consent of IBM
              -----------
to the transaction contemplated by this Agreement.

         (j)  Dedicated Staff.  WMT shall have received reasonable assurances
              ---------------
from IPI, subject to WMT's discretion, that WMT will be able to employ a dedicated staff after the Closing Date.

         (k)  Approval of Distributors.  WMT shall have received executed
              ------------------------
documents of understanding from each of the IRAs set forth in SCHEDULE 5.2, to the effect that each such agreement shall remain in effect for one (1) year after the Closing Date.

         (l)  Escrow Agreement.  IPI and the IPI Shareholders shall have signed
              ----------------
the Escrow Agreement.

         (m)  Spin-Off.  The Spin-Off shall have occurred or occur
              --------
simultaneously with Closing in a manner consistent with Section 5.12.

         (n)  Further Assurances and Indemnification Agreement.  WMT, IPI,
              ------------------------------------------------
IPI*Grammtech, Inc. and each of the IPI Shareholders shall have entered into the Further Assurances and Indemnification Agreement in the form attached hereto as
EXHIBIT 7.2(N).

     7.3  Conditions to Obligations of the IPI Parties.  The obligations of the
          --------------------------------------------
IPI Parties to consummate the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following additional conditions unless waived by IPI:

         (a)  Representations and Warranties.  The representations and
              ------------------------------
warranties of WMT set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and IPI shall have received a certificate signed by the chief executive officer and the chief financial officer of WMT to such effect.

         (b)  Performance of Obligations of WMT.  WMT shall have performed in
              ---------------------------------
all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and IPI shall have received a certificate signed by the chief financial officer of WMT to such effect.

         (c)  Opinion of WMT's Counsel.  IPI shall have received an opinion
              ------------------------
dated the Closing Date of Pillsbury Madison & Sutro, outside counsel to WMT, in substantially the form attached hereto as EXHIBIT 7.3(C).

         (d)  No Material Adverse Change.  Since September 30, 1995 there shall
              --------------------------
have been no changes in the condition (financial or otherwise), business, prospects, employees, operations, obligations or liabilities of WMT which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the financial condition, business or operations of WMT.

         (e)  Nasdaq Listing Application.  The additional listing application
              --------------------------
filed with The Nasdaq Stock Market with respect to the WMT shares to be issued at the Closing shall have been approved and such shares listed for trading on The Nasdaq Stock Market.

         (f)  Escrow Agreement.  WMT shall have signed the Escrow Agreement.
              ----------------

     7.4  Best Efforts.  All the parties hereto shall use their respective best
          ------------
efforts to cause the Closing Date to be not later than December 1, 1995.


                                    ARTICLE 8

                           INDEMNIFICATION AND ESCROW
                           --------------------------

     8.1  Indemnification by IPI and the IPI Shareholders.
          -----------------------------------------------

         (a) IPI, in the event the transactions contemplated hereby do not close, and each IPI Shareholder, severally and not jointly, after the Closing, agrees to defend and indemnify WMT and their respective affiliates, directors, officers and shareholders, and their respective successors and assigns (collectively, the "WMT Indemnitees"), against and hold each of them harmless from any and all losses, liabilities, taxes, claims, suits, proceedings, demands, judgments, damages, expenses and costs, including, without limitation, reasonable counsel fees, costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity (in this Section
8.1 collectively, the "Indemnifiable Damages") which any such indemnified person may suffer or incur by reason of (i) the inaccuracy or breach of any of the representations, warranties and covenants of IPI or the IPI Shareholders contained in this Agreement or any documents, certificate or agreement delivered pursuant hereto; (ii) any claim by any person under any provision of any federal or state securities law relating to any transaction, event, act or omission of or by IPI occurring prior to the Closing Date, (iii) any claim by any person relating to assets or liabilities contributed to or assumed by IPI*GrammTech, Inc. in connection with the Spin-Off (which assets and liabilities include all of the assets and liabilities of IPI, with the exception of those assets and liabilities set forth on Exhibit 2.02 to the Internal Reorganization Plan); (iv) any claim by or relating to an audit by IBM or an alleged breach of a contract with IBM by IPI or any IRA for events that occurred prior to Closing (each an "IBM Claim"), or
(v) any claim, relating to or arising out of the pending tax audit of IPI for the year ended December 31, 1993. IPI or the IPI Shareholders, as the case may be, are hereinafter referred to as the "IPI Indemnitor." The total indemnity shall not exceed 10% of the total shares of WMT Common received by the IPI Shareholders (except with respect to any matters for which indemnity may be sought under (iii), (iv) or (v) above, with respect to which no limit on the amount of indemnity shall apply); provided, however, that nothing herein shall limit in any way WMT's remedies in the event of breach by the IPI Shareholders of any of their covenants or agreements hereunder which are not also a representation or warranty or for willful fraud or intentionally deceptive material misrepresentation or omission by any of the IPI Shareholders in connection herewith or with the transactions contemplated hereby. Notwithstanding the foregoing, the IPI Shareholders shall be notified by WMT of any IBM Claim and the IPI Shareholders are authorized to negotiate any IBM Claim directly with IBM. WMT shall not settle any IBM Claim without first giving the IPI Shareholders not less than sixty days in which to settle or resolve said IBM Claim directly with IBM.

         (b) Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, WMT and, after the Closing Date, WMT, IPI and the affiliates of any of them shall have the right to be put in the same financial position as they would have been in had each of the representations, warranties and covenants of IPI and the IPI Shareholders been true and accurate or the same said parties had not breached any such covenants or had any of the events, claims or liabilities referred to in clause (a)(ii) or (a)(iii) of this
Section 8.1 not occurred or been made or incurred.

         (c) The indemnity referred to in Sections 8.1 and 8.11 below shall only apply to Indemnifiable Damages claimed by the party seeking indemnification prior to the expiration of the Escrow Period defined below under Section 8.3, except for indemnity claimed under subparagraphs 8.1(iii), (iv) or (v) for which the indemnity shall apply to Indemnifiable Damages Claimed by WMT prior to January 1, 1998. Any indemnitee under this Agreement may not seek recovery under the indemnities set forth herein unless and until the Indemnifiable Damages of such party are greater than $10,000 in which case such indemnity shall apply to all Indemnifiable Damages.

     8.2  Escrow Fund.  As security for the indemnity provided for in Section
          -----------
8.1 hereof and for the collection of accounts receivable and sale of inventory, as provided in paragraph 4 of the Further Assurances and Indemnification Agreement, attached hereto as Exhibit 7.2(n), a total of 10% of the WMT Common to be received by the IPI Shareholders pursuant to this Agreement (to be divided pro rata, as nearly as possible, among the IPI Shareholders) shall be registered in the name of such IPI Shareholder but be deposited (with an executed assignment in blank) with First Trust of California, N.A. (or other institution selected by WMT with the reasonable consent of IPI) as escrow agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and in the Escrow Agreement to be signed by all parties thereto, the form of which is attached as EXHIBIT 8.2. In the event of any conflict between the terms of this Agreement and the Escrow Agreement, the terms of the Escrow Agreement shall govern. WMT shall pay all costs and fees of the Escrow Agent for establishing and administering the Escrow Fund. Upon compliance with the terms hereof, WMT shall be entitled to obtain indemnity from the Escrow Fund for all Indemnifiable Damages covered by the indemnity provided for in Section 8.1 hereof and for uncollected accounts receivable and unsold inventory, as provided in paragraph 4 of the Further Assurances and Indemnification Agreement (also referred to herein as "Indemnifiable Damages").

     8.3  Escrow Period.  The Escrow Fund shall remain in existence until August
          -------------
15, 1996.

     8.4  Protection of Escrow Fund.  The Escrow Agent shall hold and safeguard
          -------------------------
the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of WMT, and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

     8.5  Distributions; Voting.
          ---------------------

         (a) Any dividends payable in securities or other distributions of any kind (including any shares received upon a stock split, stock dividend or recapitalization) made in respect of any securities in the Escrow Fund shall be held in the Escrow Fund subject to the rights of WMT. Cash dividends, if any shall be distributed to the IPI Shareholders.

         (b) The IPI Shareholders shall have voting rights with respect to the shares of stock in the Escrow Fund so long as such stock or other voting securities are held in the Escrow Fund.

     8.6  Claims Upon Escrow Fund.
          -----------------------

         (a) Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any officer of WMT (an "Officer's Certificate") stating that WMT has paid or properly accrued Indemnifiable Damages in an aggregate stated amount to which such party is entitled to indemnity pursuant to this Agreement, and specifying in reasonable detail the individual items of Indemnifiable Damages included in the amount so stated, the date each such item was paid or properly accrued, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.7 hereof, deliver to WMT out of the Escrow Fund, as promptly as practicable, the number of WMT Common or amount of other assets held in the Escrow Fund to indemnify WMT against such Indemnifiable Damages.

         (b) For the purpose of indemnity pursuant to this Agreement, each share of WMT Common in the Escrow Fund shall be valued at an amount equal to the closing price per share of WMT Common on The Nasdaq Stock Market on the business day prior to the date on which the WMT Common is released from the Escrow as a result of such indemnity.

     8.7  Objections to Claims.  Upon the time of delivery of an Officer's
          --------------------
Certificate to the Escrow Agent, the Escrow Agent shall deliver a duplicate copy of such certificate to each IPI Shareholder and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of WMT Common or other property pursuant to Section 8.6 hereof unless the Escrow Agent shall have received written authorization from the Spokesperson for the IPI Shareholders ("Spokesperson"), initially Dana A. Poole, but also any successor as chosen by the IPI Shareholders (or in the event of their inability to agree, by the Escrow Agent), to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the WMT Common or other property in the Escrow Fund in accordance with Section 8.6 hereof, provided that no such payment or delivery may be made if the Spokesperson shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

     8.8  Resolution of Conflicts; Arbitration.
          ------------------------------------

         (a) If the Spokesperson shall object in writing to the indemnity of the WMT Indemnitees in respect of any claim or claims made in any Officer's Certificate, the Spokesperson and WMT shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Spokesperson and WMT should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute the WMT Common or other property from the Escrow Fund in accordance with the terms thereof.

         (b) If no such agreement can be reached after good faith negotiation within sixty (60) days after objection by either the Spokesperson or WMT, either WMT or the Spokesperson may demand arbitration of the matter and the matter shall be settled by arbitration conducted by three arbitrators. WMT and the Spokesperson shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators so selected as to the validity and amount of any claim in such Officer's Certificate or by the IPI Shareholders shall be final and binding and conclusive upon the parties to this Agreement, and, notwithstanding anything in Section 8.7 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith, if applicable.

         (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in the City of San Jose, California under the rules then in effect of the American Arbitration Association. A claimant shall be deemed to be the non-prevailing party in the event that the arbitrators award such claimant less than one-half (1/2) of the amount claimed by it; otherwise, the other party shall be deemed to be the non-prevailing party. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the reasonable attorneys' fees and costs incurred by the other party to the arbitration as well as the amount of any Indemnifiable Damages awarded and in addition interest thereon from the date of actual loss or expenditure until the date paid at ten percent (10%) per annum, or at the maximum rate permitted by applicable law if less than ten percent (10%) per annum. In addition, if WMT is the non-prevailing party, it will pay for the reasonable travel and lodging expenses of the IPI Shareholders.

     8.9  Distribution upon Termination of Escrow Period.  Immediately following
          ----------------------------------------------
termination of the Escrow Period, the Escrow Agent shall deliver to the IPI Shareholders all of the WMT Common in the Escrow Fund in excess of any amount of such WMT Common sufficient, in the reasonable judgment of WMT, to satisfy any agreed upon claims specified in any Officer's Certificate theretofore properly delivered to the Escrow Agent.

     8.10  Escrow Agent's Duties.
           ---------------------

         (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein or in the Escrow Agreement and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

         (b) The Escrow Agent is hereby expressly authorized to disregard any and all orders by any party who is not authorized to give orders under the Escrow Agreement, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

         (d) The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

     8.11  Indemnification by WMT.  After the Closing Date, WMT shall, as to
           ----------------------
those representations, warranties, covenants and agreements which are herein made or agreed to by WMT, indemnify and hold harmless the IPI Shareholders and IPI's officers and directors (prior to the Closing) and their heirs and assigns against and in respect of:

         (a) any damage, deficiency, losses or costs incurred by any IPI Shareholder resulting from any material misrepresentation or breach of warranty or any nonfulfillment of any covenant or agreement on the part of WMT under this Agreement;

         (b) any claim by any person under any provision of any federal or state securities laws relating to any transaction, event, act or omission of or by WMT (including, without limitation, any tender offer);

         (c) any claim made by any person relating to or arising out of transactions, events, acts or omissions of or by IPI after the Closing, except with respect to assets and liabilities conveyed to or assumed by (or in accordance with the Further Assurances and Indemnification Agreement, to be conveyed or to be assumed by) IPI*GrammTech, Inc. in connection with the Spin-Off;

         (d) any claim, action, suit, proceeding, demand, judgment, assessment, cost and expense, including reasonable counsel fees, incident to any of the foregoing; provided that the total indemnity shall not exceed the fair market value (as determined pursuant to Section 8.6) of the WMT Common received by the IPI Shareholders.

         WMT shall reimburse the IPI Shareholders for any liabilities, damages, deficiencies, claims, actions, suits, proceedings, demands, judgments, assessments, costs and expenses to which this Section 8.11 relates only if a claim for indemnification is made by the IPI Shareholders within the period ending at December 31, 1997. Without limiting the generality of the foregoing, with respect to the measure of Indemnifiable Damages, the IPI Shareholders shall have the right to be put in the same financial position as they would have been in had each of the representations, warranties and covenants of WMT been true and accurate or the same said parties had not breached any such covenants or had any of the events, claims or liabilities referred to in clauses (b) or (c) of this Section 8.11 not occurred or been made or incurred. Any dispute as to indemnification shall be resolved by arbitration in accordance with Section 8.8.

     8.12  Indemnification Procedure.  A party seeking indemnification (the
           -------------------------
"Indemnitee") shall use its best efforts to minimize any liabilities, damages, deficiencies, claims, judgments, assessments, costs and expenses in respect of which indemnity may be sought under this Agreement. The Indemnitee shall give prompt written notice to the party from whom indemnification is sought (the "Indemnitor") of the assertion of a claim for indemnification, but in no event longer than (i) thirty (30) days after service of process in the event litigation is commenced against the Indemnitee by a third party, or (ii) sixty
(60) days after the assertion of such claim. No such notice of assertion of a claim shall satisfy the requirements of this Section 8.12 unless it describes in reasonable detail and in good faith the facts and circumstances upon which the asserted claim for indemnification is based.
If any action or proceeding shall be brought in connection with any liability or claim to be indemnified hereunder, the Indemnitee shall provide the Indemnitor twenty (20) calendar days to decide whether to defend such liability or claim. During such period, the Indemnitee shall take all necessary steps to protect the interests of itself and the Indemnitor, including the filing of any necessary responsive pleadings, the seeking of emergency relief or other action necessary to maintain the status quo, subject to reimbursement from the Indemnitor of its expenses in doing so. The Indemnitor shall (with, if necessary, reservation of rights) defend such action or proceeding at its expense, using counsel selected by the insurance company insuring against any such claim and undertaking to defend such claim, or by other counsel selected by it and approved by the Indemnitee, which approval shall not be unreasonably withheld or delayed. The Indemnitor shall keep the Indemnitee fully apprised at all times of the status of the defense and shall consult with the Indemnitee prior to the settlement of any indemnified matter. Indemnitee agrees to use reasonable efforts to cooperate with Indemnitor in connection with its defense of indemnifiable claims. In the event the Indemnitee has a claim or claims against any third party growing out of or connected with the indemnified matter, then upon receipt of indemnification, the Indemnitee shall fully assign to the Indemnitor the entire claim or claims to the extent of the indemnification actually paid by the Indemnitor and the Indemnitor shall thereupon be subrogated with respect to such claim or claims of the Indemnitee.


                                    ARTICLE 9

                               PAYMENT OF EXPENSES
                               -------------------

     Except as provided in Section 8.2, WMT, IPI and the IPI Shareholders shall each pay their own fees and expenses incurred incident to the preparation and carrying out of the transactions herein contemplated (including legal, accounting and travel).


                                   ARTICLE 10

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

     10.1  Termination.  This Agreement may be terminated at any time prior to
           -----------
the Closing Date:

         (a)  by mutual written consent of IPI and WMT;

         (b) by either WMT or IPI if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of any party set forth in this Agreement and, if such breach is curable, such breach has not been promptly cured after written notice of such breach;

         (c) by either WMT or IPI if the Closing shall not have occurred by December 1, 1995;

         (d) by either WMT or IPI if there shall be a final nonappealable order of a federal or state court in effect preventing consummation of this Agreement;

         (e) by WMT if any condition to WMT's obligation to consummate this Agreement has not been satisfied or waived by WMT including, without limitation, IBM's consent and the IRA documents of understanding described in Section 5.2 hereto; and

         (f) by IPI if any condition to IPI's obligation to consummate this Agreement has not been satisfied or waived by IPI.

     10.2  Effect of Termination.  In the event of termination of this Agreement
           ---------------------
by either IPI or WMT as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the parties hereto or their respective officers or directors except as set forth in
Article 9 and except to the extent that such termination results from the (a) willful breach by a party hereto of any of its representations or warranties, or
(b) a breach by a party hereto of its covenants or agreements set forth in this Agreement.

     10.3  Amendment.  This Agreement may not be amended except by an instrument
           ---------
in writing signed on behalf of each of the parties hereto.

     10.4  Extension; Waiver.  At any time prior to the Closing, WMT or the IPI
           -----------------
Parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit thereof contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE 11

                                     GENERAL
                                     -------

     11.1  Notices.  Any notice, request, instruction or other document to be
           -------
given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by telecopy, or by courier service, as follows:

          Western Micro Technology, Inc.
          254 East Hacienda Avenue
          Campbell, CA  95008
          Attention:  Mr. James W. Dorst
                      Chief Financial Officer
          Fax:  (408) 341-4762

     with a copy to:

          Pillsbury Madison & Sutro
          2700 Sand Hill Road
          Menlo Park, CA 94025
          Attention:  Katharine A. Martin
          Fax:  (415) 233-4545



          International Parts, Inc.
          12677 Silicon Drive
          San Antonio, TX  78249
          Attention: Dana A. Poole
          Fax:  (210) 696-9736

     with a copy to:

          Soules & Wallace
          100 West Houston Street
          Suite 1500
          San Antonio, TX  78205
          Attention: Marc Schnall
          Fax:  (210) 224-7073



          Deborah F. Walters
          12677 Silicon Drive
          San Antonio, TX  78249
          Fax:  (210) 696-9736

          Dana A. Poole
          12677 Silicon Drive
          San Antonio, TX  78249
          Fax:  (210) 696-9736

          David G. Wiederanders
          12677 Silicon Drive
          San Antonio, TX  78249
          Fax:  (210) 696-9736
     with a copy to:

          Soules & Wallace
          100 West Houston Street
          Suite 1500
          San Antonio, TX  78205
          Attention: Marc Schnall
          Fax:  (210) 224-7073

or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

     11.2  Headings.  The headings of the several sections of this Agreement are
           --------
inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

     11.3  Entire Understanding.  The terms set forth in this Agreement
           --------------------
including its Schedules and Exhibits are intended by the parties as a final, complete and exclusive expression of the terms of their agreement and may not be contradicted, explained or supplemented by evidence of any prior agreement, any contemporaneous oral agreement or any consistent additional terms. The Schedules and Exhibits attached to this Agreement are made a part of this Agreement.

     11.4  Counterparts.  This Agreement may be executed in counterparts, and
           ------------
when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

     11.5  Binding Nature.  This Agreement shall be binding upon and inure to
           --------------
the benefit of the parties hereto. No party may assign or transfer any rights under this Agreement.

     11.6  Applicable Law.  This Agreement shall be governed by, construed and
           --------------
enforced in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, all as of the date first above written.

                               WESTERN MICRO TECHNOLOGY, INC., a California corporation


                               By  /s/ Scott Munro
                                  ------------------------------------------

                               Title  President, CEO
                                     ---------------------------------------

                               INTERNATIONAL PARTS, INC., a Texas corporation


                               By  /s/ Deborah F. Walters
                                  ------------------------------------------

                               Title  President
                                     ---------------------------------------


                               "IPI SHAREHOLDERS"


                                          /s/ Deborah F. Walters
                               ---------------------------------------------
                                              Deborah F. Walters


                                        /s/ David G. Wiederanders
                               ---------------------------------------------
                                            David G. Wiederanders


                                             /s/ Dana A. Poole
                               ---------------------------------------------
                                                 Dana A. Poole

                                 Exhibit 7.2(G)

                            AGREEMENT NOT TO COMPETE
                            ------------------------

     THIS AGREEMENT NOT TO COMPETE (the "Non-Compete"), made as of November 18, 1995 by and between WESTERN MICRO TECHNOLOGY, INC., a California corporation
                    ------------------------------
("WMT"), and each of DEBORAH F. WALTERS ("Walters"), DAVID G. WIEDERANDERS
                     ------------------              ---------------------
("Wiederanders"), and DANA A. POOLE ("Poole") (the parties to this Agreement are
                      -------------
hereinafter collectively referred to as the "Parties"),

                              W I T N E S S E T H:

     WHEREAS, Walters, Wiederanders and Poole are the Shareholders (the "Shareholders") of International Parts, Inc., a Texas corporation (the "Company"); and

     WHEREAS, pursuant to the terms of that certain Agreement and Plan of Reorganization dated as of November 18, 1995 (the "Agreement") by and among WMT, the Company and the Shareholders, the Shareholders intend to sell, transfer and convey their shares of common stock of the Company (the "Shares") to WMT in exchange for certain consideration; and

     WHEREAS, this Non-Compete is a condition precedent to the transaction contemplated in the Agreement and WMT would not enter into the Agreement absent the execution by the Shareholders of this Non-Compete:

     NOW, THEREFORE, in consideration of the above recitals and the mutual promises contained in this Non-Compete and for other and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

     1.   Term.  WMT and each of the Shareholders hereby enter into this
          ----
Non-Compete for a term of two (2) years after the Closing Date (as defined in the Agreement) or such earlier time as WMT becomes insolvent or terminates as a going concern.

     2.   Consideration for Covenant Not to Compete.  The sole consideration for
          -----------------------------------------
the faithful performance of the obligations specified in Section 3 hereof by each of the Shareholders shall be the consideration received by them under the Agreement for the sale and transfer of their respective Shares.

     3.   Agreement Not to Compete.
          ------------------------

     (a) The Parties hereto agree that for the term of this Non-Compete, each of the Shareholders and their affiliates will not, in any of the jurisdictions set forth in Exhibit A hereto, directly or indirectly: (i) except unsolicited requests that come from government contractors or government system integrators related to or in support of end-user sales under government contract, engage in any business with value-added resellers, resellers or system integrators, including, without limitation, the two-tiered distribution of computer-related products or the provision of software programming and networking services to value-added resellers, resellers or system integrators (each a "Competing Business"); (ii) acquire an interest exceeding a five percent (5%) equity interest in any entity which is engaged in a Competing Business; (iii) assist any other person or entity to be so engaged; or (iv) approach, contact or solicit any employee of WMT or any affiliate of WMT to leave the employ of WMT or any of its affiliates except through general employment advertising. Notwithstanding the foregoing, WMT agrees that ownership of stock in and operation of IPI*GrammTech, Inc., by Walters, Wiederanders and Poole does not constitute a violation hereof, so long as IPI*GrammTech, Inc. does not operate a Competing Business.

     4.   Interpretation.
          --------------

     (a)  Each of the Shareholders recognizes that the foregoing covenant in
Section 3, and the territorial, time and other limitations with respect thereto, are reasonable and properly required for the adequate protection of the acquisition of the Shares by WMT, and agrees that such limitations are reasonable with respect to the business activities of each of the Shareholders.

     (b) The Parties recognize that the laws and public policies of the various states of the United States and the District of Columbia may differ as to the validity and enforceability of covenants similar to those contained in Section
3. It is the intention of the parties that the provisions of Section 3 shall be enforced to the fullest extent permissible under the laws and public policies of the States of California and Texas and of any other jurisdiction in which enforcement may be sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provisions hereof shall not render unenforceable or impair the remainder of Section 3. To the extent that
Section 3 shall be declared unenforceable in any one or more of such jurisdictions, such declaration shall not affect Section 3 with respect to each other jurisdiction, as Section 3 shall be construed to be severable and independent. If any provision of Section 3 shall be determined to be invalid or unenforceable, either in whole or in part, Section 3 shall be deemed amended to delete or modify, as necessary, the offending provisions and to alter the balance of Section 3 in order to render the same valid and enforceable to the fullest extent permissible as aforesaid.

     5.   Remedies.  In the event of a breach or a threatened breach of any of
          --------
the covenants contained in Section 3, WMT shall, in addition to the remedies provided by law, have the right and remedy to have such covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any material breach of any of the covenants will cause irreparable injury to WMT and that money damages will not provide an adequate remedy to WMT.

     6.   Successors and Assigns.  This Non-Compete shall inure to the benefit
          ----------------------
of the successors and assigns of WMT. The Shareholders may not assign their individual obligations hereunder, and any such proposed assignment shall be void. Subject to the foregoing, this Non-Compete shall inure to the benefit of, and bind the successors and assigns of each of the Shareholders.

     7.   Waiver.  The failure of any party to insist, in any instance, upon
          ------
performance of any of the terms or conditions of this Non-Compete shall not be construed as a waiver of future performance of any such term or condition, and the obligations of any party with respect thereto shall continue in full force and effect.

     8.   Effectiveness.  The effectiveness of this Non-Compete is expressly
          -------------
conditioned on the closing of the transaction specified in the Agreement.

     9.   Entire Agreement.  This Non-Compete and the Agreement set forth the
          ----------------
entire agreement between the Parties with respect to the subject matter hereof and may be amended only by an agreement in writing signed by the party against whom enforcement of any amendment is sought.

     10.  Notices.  All notices and demands provided for by this Non-Compete
          -------
shall be in writing and (unless otherwise specifically provided herein) shall be deemed to have been given when mailed by first class mail enclosed in a registered or certified post-paid envelope addressed to the address of the parties in accordance with Section 11.1 of the Agreement or to such changed address as such party may have fixed by notice; provided, however, that any notice of change of address shall be effective only upon receipt.

     11.  Governing Law.  This Non-Compete and its validity, construction and
          -------------
performance shall be governed in all respects by the internal laws of the State of California without giving effect to principles of conflict of laws.

     12.  Attorneys.  Pillsbury Madison & Sutro has only represented WMT in
          ---------
connection with this transaction. Each of the Shareholders has had an opportunity to consult with his counsel regarding the terms of this Non-Compete.

     13.  Counterparts.  This Non-Compete may be executed in any number of coun-
          ------------
terparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have hereto executed this Agreement as of the date first written above.

                               WESTERN MICRO TECHNOLOGY, INC.



                               By  /s/ Scott Munro
                                  ------------------------------------------
                               Name    Scott Munro
                                    ----------------------------------------
                               Title   President, CEO
                                     ---------------------------------------


                                          /s/ Deborah F. Walters
                               ---------------------------------------------
                                              Deborah F. Walters



                                         /s/ David G. Wiederanders
                               ---------------------------------------------
                                             David G. Wiederanders



                                             /s/ Dana A. Poole
                               ---------------------------------------------
                                                 Dana A. Poole

                                    EXHIBIT A


I.  California Counties:
    -------------------

    1.  Alameda                           22.  Riverside
    2.  Alpine                            23.  Sacramento
    3.  Calaveras                         24.  San Benito
    4.  Contra Costa                      25.  San Bernardino
    5.  El Dorado                         26.  San Diego
    6.  Fresno                            27.  San Francisco
    7.  Glenn                             28.  San Joaquin
    8.  Kern                              29.  San Luis Obispo
    9.  Kings                             30.  San Mateo
    10. Lake                              31.  Santa Barbara
    11. Los Angeles                       32.  Santa Clara
    12. Madera                            33.  Santa Cruz
    13. Marin                             34.  Sierra
    14. Mariposa                          35.  Siskiyou
    15. Mendocino                         36.  Solano
    16. Merced                            37.  Sonoma
    17. Monterey                          38.  Stanislaus
    18. Napa                              39.  Sutter
    19. Nevada                            40.  Ventura
    20. Orange                            41.  Yolo
    21. Placer                            42.  Yuba

II.  United States.  All of the States of the United States other than
     -------------
California.

III.  Canada and Mexico.
      -----------------

                                 Exhibit 7.2(N)

               FURTHER ASSURANCES AND INDEMNIFICATION AGREEMENT
               ------------------------------------------------


     THIS FURTHER ASSURANCES AND INDEMNIFICATION AGREEMENT (this "Agreement"), by and among WESTERN MICRO TECHNOLOGY, INC., a California corporation ("WMT"),
             ------------------------------
IPI*GRAMMTECH, INC., a Texas corporation ("IPIG"), INTERNATIONAL PARTS, INC., a
-------------------                                -------------------------
Texas corporation ("IPI") and  DEBORAH F. WALTERS, DAVID G. WIEDERANDERS and
                               ------------------  ---------------------
DANA A. POOLE (the "IPI Shareholders"), dated as of the 18th day of November,
-------------
1995,

                              W I T N E S S E T H:

     WHEREAS, WMT, IPI and the IPI Shareholders have entered into that certain Agreement and Plan of Reorganization, dated as of November 18, 1995 (the "IPI Agreement"), pursuant to which WMT will acquire all of the outstanding stock of IPI; and

     WHEREAS, IPI has certain businesses that WMT does not wish to acquire, and IPI will transfer those businesses to IPIG, which is a wholly-owned subsidiary of IPI, and all of the stock of which will be distributed to the IPI Shareholders prior to consummation of the transaction described in the IPI Agreement (the "Spin-Off"); and

     WHEREAS, pursuant to the terms of the IPI Agreement, following the Spin-Off, IPI will retain only those assets (the "IPI Assets") and only those liabilities (the "IPI Liabilities") described in Exhibit 2.02 to the Internal Reorganization Plan dated as of November 14, 1995 between IPI and IPIG and IPIG will acquire all other assets of IPI (the "IPIG Assets") and assume all other liabilities of IPI (the "IPIG Liabilities"), which are described in Exhibits
1.01 and 2.01 of the Internal Reorganization Plan; and

     WHEREAS, as of the date hereof, which is the Closing Date under the IPI Agreement, certain IPIG Assets and IPIG liabilities have not been transferred by IPI to IPIG or assumed by IPIG due to the need to obtain certain third-party consents and to provide advance notice; and

     WHEREAS, IPIG acknowledges its obligations to give notice to and to acquire consent from such third-parties; and

     WHEREAS, as of the date hereof, certain IPI assets are not free and clear of all liens and encumbrances including, without limitation a security interest in favor of Bank of America Texas, N.A. ("Bank"); and

     WHEREAS, IPIG acknowledges its obligations to clear the IPI Assets of all such liens and encumbrances; and

     WHEREAS, the parties to the IPI Agreement desire to reach additional agreements with respect to certain of the IPI assets.

     NOW THEREFORE, in return for good and adequate consideration, the receipt and sufficiency of which are hereby specifically acknowledged, the undersigned hereby agree as follows:

     1.  Representation and Warranty regarding the Giving of Notice and
         --------------------------------------------------------------
Obtaining of Consents.  IPIG and the IPIG Shareholders hereby represent and
---------------------
warrant to WMT that they have provided notice to and have taken all necessary steps to acquire appropriate consent from all third-parties as is necessary in order for IPI to convey and for IPIG to acquire the IPIG Assets and for IPI to transfer and for IPIG to assume the IPIG liabilities, in compliance with the terms of the various agreements relating thereto. With respect to Bank, Bank has delivered the letter attached hereto, and the IPI Shareholders represent and warrant that they know of no facts or conditions that exist that would preclude the matters set forth in paragraphs (a) and (b) thereto from being fully completed within a few days following the date hereof.

     2.  Transfer of IPIG Assets and Assumption of IPIG Liabilities.  Upon
         ----------------------------------------------------------
receipt of reasonable assurances that notice has been provided to and the necessary consents have been acquired from the third-parties in compliance with the terms of the various agreements relating thereto, WMT shall transfer to IPIG, and IPIG shall acquire, the IPIG Assets and IPI shall transfer, and IPIG shall assume, the IPIG Liabilities.

     3.  Release of Security Interests. IPI and the IPI Shareholders shall
         -----------------------------
perform any and all acts and execute and deliver any and all documents necessary to remove all liens or encumbrances relating to the IPI Assets and shall use their efforts to cause any necessary third-parties to do the same.

     4.  Accounts Receivable and Inventory.  The IPI Assets include certain
         ---------------------------------
accounts receivable and inventory as reflected in Exhibit 2.02 to the Internal Reorganization Agreement. To the extent that IPI (or WMT when IPI is merged with an into WMT) has not collected all such accounts receivable or sold all such inventory within six months of the Date of Closing, as defined under the IPI Agreement, IPI (or WMT, as the case may be) shall be entitled to transfer to IPIG up to $350,000 worth of such uncollected accounts receivable and up to $50,000 of such unsold inventory to IPIG (valued at the amount such accounts receivable and inventory are reflected on the Closing Balance Sheet (as defined in the IPI Agreement)) in exchange for a cash payment equal to the amount of such transferred inventory and accounts receivable. IPIG shall pay IPI by certified check or wire transfer (or WMT, as the case may be) for such inventory or accounts receivable within 10 days of the date of such transfer. WMT, in its sole discretion, shall also be entitled to recover such amounts from the Escrow (as defined in the IPI Agreement), if said certified check or wire transfer is not received by WMT within said 10 day period.

     5.  Indemnification.   IPIG and each IPI Shareholder jointly and severally
         ---------------
agree to defend and indemnify WMT and IPI and their respective affiliates, directors, officers and shareholders, and their respective successors and assigns (collectively, the "WMT Indemnitees"), against and hold all of them harmless from any and all losses, liabilities, taxes, claims, suits, proceedings, demands, judgments, damages, expenses and costs, including, without limitation, reasonable counsel fees, costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity (collectively, the "Indemnifiable Damages") which any such WMT Indemnitee may suffer or incur by reason of the breach of any of the representations of IPIG or the IPI Shareholders contained in this Agreement or by their failure (i) to assume the IPIG Liabilities, (ii) to acquire all of the necessary third-party consents, (iii) to provide the necessary notice to third-parties or (iii) to perform its or their obligations with respect to release the IPI Assets from all liens or encumbrances.

     6.  IPI Agreement.  This Further Assurances and Indemnification Agreement
         -------------
is entered into in connection with the IPI Agreement and is intended to supplement the representations and warranties, covenants and other terms and conditions of the IPI Agreement, and nothing contained herein shall modify, affect, limit or reduce any of the provisions contained therein, including without limitation, waive any rights of WMT under the IPI Agreement, or restrict or modify the representations of IPI and the IPI Shareholders contained therein.

     7.  Time of the Essence. The parties hereto acknowledge that time is of the
         -------------------
essence with respect to the undertakings of the parties described herein.

     8.  Binding Effect.  This Agreement shall be binding upon, and inure to the
         --------------
benefit of, the Shareholders and their heirs, personal representatives, executors and administrators.

     9.  Counterparts.  This Agreement may be executed in two or more
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Termination Agreement.

     10.  Governing Law.  This Agreement shall be governed by, construed and
          -------------
enforced in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                   WESTERN MICRO TECHNOLOGY, INC.



                                   By  /s/ Scott Munro
                                      --------------------------------------
                                   Its     President, CEO
                                       -------------------------------------

                                   IPI*GRAMMTECH, INC.



                                   By  /s/ Deborah F. Walters
                                      --------------------------------------
                                   Its     President
                                       -------------------------------------


                                   IPIG SHAREHOLDERS



                                          /s/ Deborah F. Walters
                                   -----------------------------------------
                                              Deborah F. Walters



                                         /s/ David G. Wiederanders
                                   -----------------------------------------
                                             David G. Wiederanders



                                              /s/ Dana A. Poole
                                   -----------------------------------------
                                                  Dana A. Poole

                                 Exhibit 7.3(C)

                                 Law Offices Of
                           PILLSBURY MADISON & SUTRO
                             2700 Sand Hill Road
San Francisco          MENLO PARK, CALIFORNIA 94025-7020         San Diego
Los Angeles                Telephone (415) 233-4500              Orange County
San Jose                   Telecopier (415) 233-4545             Sacramento
Washington, D.C.                                                 Tokyo
--------

Writer's Direct Dial Number

                              November 18, 1995



To the Shareholders of
International Parts, Inc.


     Re: Western Micro Technology, Inc. - Acquisition of Common Stock of International Parts, Inc. ("IPI")


Ladies and Gentlemen:

     We have acted as counsel for Western Micro Technology, Inc. ("WMT") in connection with the Agreement and Plan of Reorganization of even date herewith (the "Agreement"), between WMT, IPI and each of you. This letter is provided to you in satisfaction of the requirement set forth in Section 7.3(c) of the Agreement. Terms not otherwise defined herein have the meanings given to them in the Agreement.

     In connection with the foregoing, we have examined the Agreement, the exhibits and schedules to the Agreement, records of proceedings of the directors and shareholders of WMT, the Articles of Incorporation (the "Articles") and Bylaws of WMT, certificates of officers of WMT and public officials, and such other documentation as we have deemed necessary or advisable in order to render the opinions expressed herein.

     Based upon the foregoing, it is our opinion that:

     1. WMT is a corporation duly incorporated, validly existing and in good standing under the laws of the state of California. WMT has all requisite power and authority to own, lease and operate its properties and to carry on its busi-ness as now being conducted.

     2. WMT has all requisite corporate power and authority to enter into the Agreement and the related agreements contemplated therein, and, subject to satisfaction of the conditions set forth in the Agreement, to consummate the transactions contem-

To the Shareholders of
International Parts, Inc.
November 18, 1995
Page 2


plated thereby. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of WMT. The Agreement has been duly executed and delivered by WMT and constitutes the valid and binding obligation of WMT enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. Provided the conditions set forth in Article 7 to the Agreement are satisfied, to our knowledge, the execution and delivery of the Agreement do not, and the consummation of the transactions contemplated thereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under any provision of the Articles of Incorporation or Bylaws of WMT, or any contract identified as a material contract in WMT's Form 10-K for the fiscal year ended December 31, 1994.

     3. To our knowledge, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by or with respect to WMT in connection with the execution and delivery of the Agreement by WMT or the consummation by WMT of the transactions contemplated thereby, except for (a) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required by the Agreement, (b) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, (c) the approval of the California Department of Corporations and (d) the listing of the WMT Common Stock on The Nasdaq Stock Market.

     4. The authorized capital stock of WMT consists of 10,000,000 shares of Common Stock, no par value, and 10,000,000 shares of Preferred Stock, no par value.

     5. The shares of WMT Common delivered to you in connection with the Agreement are duly authorized, validly issued, and when paid for in accordance with the Agreement, will be fully paid and nonassessable.

     The foregoing opinion is subject to the following qualifications:

To the Shareholders of
International Parts, Inc.
November 18, 1995
Page 3

     We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or telecopied originals, the legal capacity of all natural persons, and as to documents executed by entities other than WMT, that each such entity has complied with any applicable requirement to file tax returns and pay taxes under California Franchise Tax law and had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against such entities. This opinion is limited in all respects to matters governed by the laws of the State of California and the laws of the United States, and we express no opinion concerning the laws or regulations of any other jurisdiction or jurisdictions.

     We assume that you know of no agreements, understandings or negotiations between the parties not set forth in the Agreement that would modify the terms or rights and obligations of the parties thereunder.

     Whenever a statement herein is qualified by "to the best of our knowledge," "we are not aware" or similar phrase, it indicates that in the course of our representation of WMT no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered legal services in connection with this transaction. We have not made any independent investigation to determine the accuracy of such statement, except as expressly described herein.

     This opinion is being delivered to you by us as counsel to WMT and may not be delivered to or relied upon by any other person without our express written approval.


                                     Very truly yours,

                                     /s/ Pillsbury Madison & Sutro


E-05573

                                   Exhibit 8.2

                                ESCROW AGREEMENT
                                ----------------


     THIS ESCROW AGREEMENT, made as of the 18th day of November, 1995, by and among WESTERN MICRO TECHNOLOGY, INC., a California corporation ("Purchaser"),
      ------------------------------
DEBORAH F. WALTERS, DAVID G. WIEDERANDERS and DANA A. POOLE (each a "Seller" and
------------------  ---------------------     -------------
collectively the "Sellers"), and FIRST TRUST OF CALIFORNIA, N.A., San Francisco,
                                 -------------------------------
California ("Escrow Agent"),

                              W I T N E S S E T H:

     WHEREAS, Purchaser and Sellers have entered into an Agreement and Plan of Reorganization of even date herewith (the "Purchase Agreement"), a copy of which has been delivered to the Escrow Agent; and

     WHEREAS, Section 2.7 of the Purchase Agreement provides that Purchaser will deposit ten percent (10%) of the shares of its Common Stock into an escrow for the purpose of securing Purchaser's claims for indemnification pursuant to
Article 8 of the Purchase Agreement; and

     WHEREAS, the Escrow Agent is willing to act as escrow agent for Purchaser and Sellers on the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth herein, the parties agree as follows:

     1.  Definitions.  Capitalized terms not otherwise defined in this Agreement
         -----------
shall have the meanings set forth in the Purchase Agreement.

     2.  Establishment of Escrow.  On the date of this Agreement Purchaser will
         -----------------------
deliver to the Escrow Agent ten percent (10%) of the shares of its Common Stock registered in the names of the Sellers in accordance with Section 2.7 of the Purchase Agreement ("Escrow Fund"). The Escrow Fund shall be held by the Escrow Agent in escrow subject to the terms and conditions set forth herein. Purchaser shall pay all costs and fees of the Escrow Agent in connection with this Agreement, as set forth on the Depository Escrow Fee Schedule attached hereto (the "Fee Schedule").

     3.  Escrow Provisions.  The provisions of the escrow shall be as set forth
         -----------------
in Sections 8.1 through 8.12 of the Purchase Agreement, the Fee Schedule and the "General Provisions for Corporate Escrow Agreement" attached hereto (the "General Provisions"). In the event of any conflict between Sections 8.1 through 8.12 of the Purchase Agreement and the General Provisions or the Fee Schedule, the General Provisions and the Fee Schedule shall govern, provided that Purchaser shall pay all costs and fees of the Escrow Agent in connection with this Agreement and the Sellers shall have no liability therefor.

     4.  Miscellaneous.
         -------------

     (a) This Agreement shall be governed by the laws of the State of California without regard to principles of conflicts of laws.

     (b) Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid by telecopy, or by courier service, as follows:

     If to Purchaser:

          Western Micro Technology, Inc.
          254 East Hacienda Avenue
          Campbell, CA 95008
          Attention:  James W. Dorst
                      Chief Financial Officer
          Fax:  (408) 341-4762

     with a copy to:

          Pillsbury Madison & Sutro
          2700 Sand Hill Road
          Menlo Park, CA  94025
          Attention:  Jorge A. del Calvo
          Fax:  (415) 233-4545

     If to Sellers:

          Deborah F. Walters
          David G. Wiederanders
          Dana A Poole
          12677 Silicon Drive
          San Antonio, TX 78249
          c/o Mr. Dana A. Poole
          Fax:  (210) 696-9736

     with a copy to:

          Soules & Wallace
          100 West Houston Street, Suite 1500
          San Antonio, TX 78205
          Attention:  Marc Schnall
          Fax:  (210) 224-7073

     If to Escrow Agent:

          First Trust of California, N.A.
          Global Escrow Depository Services #3960
          One Embarcadero Center, Fifth Floor
          San Francisco, CA  94111
          Attention:  Ms. Injy Shami
          FAX: (415) 622-3277

or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

     (c)  Attorneys' Fees.  If any legal action is brought for the enforcement
          ---------------
of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

     IN WITNESS WHEREOF,  the parties have executed this Agreement as of the
     ------------------
date first written above.

                               WESTERN MICRO TECHNOLOGY, INC., a California corporation



                               By  /s/ Scott Munro
                                  --------------------------------------------
                               Title   President, CEO
                                     -----------------------------------------

                               "SELLERS"



                                        /s/ Deborah F. Walters
                               -----------------------------------------------
                                            Deborah F. Walters



                                       /s/ David G. Wiederanders
                               -----------------------------------------------
                                           David G. Wiederanders



                                           /s/ Dana A. Poole
                               -----------------------------------------------
                                               Dana A. Poole

                               "ESCROW AGENT"

                               FIRST TRUST OF CALIFORNIA, N.A.



                               By  /s/ Injy Shami
                                  ------------------------------------------
                               Title   Trust Officer
                                     ---------------------------------------

                        Global Escrow Depository Services

                             General Provisions for
                           Corporate Escrow Agreements


LIABILITY OF ESCROW SERVICES
----------------------------

     In performing any duties under the Escrow Agreement ("Agreement"), Escrow Agent ("Agent") shall not be liable to any Party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Agent. Agent shall not incur any such liability for (I) any act or failure to act made or omitted in good faith, or (II) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that Agent shall in good faith believe to be genuine, nor will Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, Agent may consult with legal counsel in connection with Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

FEES AND EXPENSES
-----------------

     It is understood that the fees and usual charges agreed upon for services of Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if Agent renders any service not provided for in this Agreement, or if the Parties request a substantial modification of its terms, or if any controversy arises, or if Agent is made a Party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation and Agent shall have the right to retain all documents and/or other things of value at any time held by Agent in this escrow until such compensation, fees, costs, and expenses are paid. The Parties jointly and severally promise to pay these sums upon demand. Unless otherwise provided, the Parties each will pay one-half of all Agent's usual charges and Agent may deduct such sums from the funds deposited.

CONTROVERSIES
-------------

     If any controversy arises between the Parties to this Agreement, or with any other Party, concerning the subject matter of this Agreement, its terms or conditions, Agent will not be required to determine the controversy or to take any action regarding it. Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in Agent's discretion, Agent may require, despite what may be set forth elsewhere in this Agreement.
In such event, Agent will not be liable for interest or damage. Furthermore, Agent may at its option, file an action of interpleader requiring the Parties to answer and litigate any claims and rights among themselves. Agent is authorized to deposit with the clerk of the court all documents and funds held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by Agent due to the interpleader action and which the Parties jointly and severally agree to pay. Upon initiating such action, Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

INDEMNIFICATION OF ESCROW AGENT
-------------------------------

     The Parties and their respective successors and assigns agree jointly and severally to indemnify and hold harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Agent or incurred by Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter. Agent shall have a first lien on the property and papers held under this Agreement for such compensation and expenses.

INVESTMENT INSTRUCTIONS
-----------------------

     For the purpose of investing funds held in escrow, Agent may accept and act upon the oral instructions of _________ ("Authorized Caller"). Agent will confirm all oral investment instructions in writing within 3 business days. If there is any discrepancy between any oral instructions and a written confirmation of that instruction, Agent's records of the oral investment instructions shall govern. The parties shall indemnify and hold Agent harmless from any and all liability for acting on an oral investment instruction purported to be given by an Authorized Caller. Agent shall not be responsible for the authenticity of any instructions, or be in any way liable for any unauthorized instruction or for acting on such an instruction, whether or not the person giving the instructions was, in fact, an Authorized Caller. In no event shall Agent be liable to the Parties for any consequential, special, or exemplary damages, including but not limited to lost profits, from any cause whatsoever arising out of, or in any way connected with acting upon oral instructions believed by Agent to be genuine.

     Agent will act upon investment instructions the day that such instructions are received, provided the requests are communicated within a sufficient amount of time to allow Agent to make the specified investment. Instructions received after an applicable investment cutoff deadline will be treated as being received by Agent on the next business day, and Agent shall not be liable for any loss arising directly or indirectly, in whole or in part, from the inability to invest funds on the day the instructions are received. Agent shall not be liable for any loss incurred by the actions of third parties or by any loss arising by error, failure, or delay in making of an investment which is caused by circumstances beyond Agent's reasonable control.

FUNDS INVESTED DURING ESCROW
----------------------------

     The Parties acknowledge that payment of any interest earned on the funds invested in this escrow will be subject to backup withholding penalties unless a properly completed Internal Revenue Service form W8 or W9 certification is submitted to Escrow Agent.

RESIGNATION OF ESCROW AGENT
---------------------------

     Agent may resign at any time upon giving at least thirty (30) days written notice to the Parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: The Parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the Parties fail to agree upon a successor escrow agent within such time, Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Agent shall be discharged from any further duties and liability under this Agreement.

AUTOMATIC SUCCESSION
--------------------

     Any company into which the Agent may be merged or with which it may be consolidated, or any company to whom Agent may transfer a substantial amount of its Global Escrow business, shall be the Successor to the Agent without the execution or filing of any paper or any further act on the part of any of the Parties, anything herein to the contrary notwithstanding.

GOVERNING LAW
-------------

     This Agreement is to be construed and interpreted according to California law.

Prepared by First Trust of California, National Association, Global Escrow Depository Services.

                                                                  November 1995

                FIRST TRUST OF CALIFORNIA, National Association
                        Global Escrow Depository Services

                                  Fee Schedule
          for Corporate Holding (Stocks, Notes, Deeds of Trust) Escrows

ACCEPTANCE FEE:                               $1,500
Includes review of Agreement and
establishing procedures and control.
SUBSEQUENT YEAR ADMINISTRATION FEE:           $750
(Minimum, non-proratable to commence on the
first anniversary date of the executed
agreement)
Off-site Closing (CA):                        $500
Out-of-State Closing:                         At Cost
OUT-OF-POCKET EXPENSES:                       Billed at
Expenses included but not limited to          Cost
stationery, postage, telephone, insurance,
shipping, Telex/Telegram, services of
outside counsel and agents.  (Plus indirect
out-of-pocket at 3% of annual administration
fees.)


NOTE: Charges for performing other escrow services not specifically covered in this schedule will be determined by an appraisal of the services rendered. The fees shown in this schedule may be increased upon thirty (30) days notice.

ALL ESCROW FEES ARE NON-PRORATABLE AND NON-REFUNDABLE

                                                                   November 1995

                                       -5-